QuickLinks -- Click here to rapidly navigate through this document

Filed Pursuant to Rule 424B2
File No. 333-133115

Prospectus Supplement
(To Prospectus dated April 7, 2006)

$225,000,000

Ventas Realty, Limited Partnership
Ventas Capital Corporation
6 3/4% Senior Notes due 2017

        Ventas Realty, Limited Partnership and Ventas Capital Corporation, wholly owned subsidiaries of Ventas, Inc., are offering $225 million aggregate principal amount of their 6 3/4% senior notes due 2017. The notes will bear interest at a rate of 6.750% per annum. Interest on the notes will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2007. The notes will mature on April 1, 2017.

        The notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Ventas, Inc. and each of Ventas, Inc.'s current and future Restricted Subsidiaries (other than Excluded Joint Ventures) until certain conditions are met.

        The issuers may redeem the notes, in whole or from time to time in part, (1) before April 1, 2012 at a redemption price equal to 100% of their principal amount plus a make-whole premium and (2) on or after April 1, 2012 at the redemption prices described under "Description of Notes—Optional Redemption," in each case plus accrued and unpaid interest to the date of redemption. In addition, before April 1, 2010, the issuers may redeem up to 35% of the aggregate principal amount of the notes at a specified redemption price with the net cash proceeds from certain equity offerings plus accrued and unpaid interest to the date of redemption.

        The notes are part of Ventas, Inc.'s and the other guarantors' and the issuers' general unsecured obligations, ranking equal in right of payment with all of such entities' existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities' existing and future subordinated indebtedness. However, the notes will be structurally subordinated to the indebtedness and other obligations of Ventas, Inc.'s Unrestricted Subsidiaries and any Excluded Joint Ventures with respect to the assets of such entities.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	99.3750%	$223,593,750
Underwriting discounts	0.9167%	$2,062,500
Proceeds to the Issuers (before expenses)(1)	98.4583%	$221,531,250

(1)
Plus accrued interest, if any, from September 19, 2006 if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the notes to purchasers on or about September 19, 2006 only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Banc of America Securities LLC	Citigroup

Co-Managers

Merrill Lynch & Co.	UBS Investment Bank
BMO Capital Markets	Deutsche Bank Securities	KeyBanc Capital Markets

The date of this prospectus supplement is September 12, 2006.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

        You should read this document together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference." You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the

i

accompanying prospectus, as well as the information we have previously filed with the Securities and Exchange Commission (the "Commission") and incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of its respective date or the date which is specified in those documents.

        Unless the context otherwise requires, the following terms used in this prospectus supplement will have the meanings below:

  •
  the terms "we," "us," "our" or similar terms and "Ventas" refer to Ventas, Inc., a Delaware corporation, together with its subsidiaries;

  •
  the term "Ventas Realty" refers to Ventas Realty, Limited Partnership, a Delaware limited partnership;

  •
  the term "Ventas Capital" refers to Ventas Capital Corporation, a Delaware corporation;

  •
  the term "ETOP" refers to ElderTrust Operating Limited Partnership, a Delaware limited partnership;

  •
  the term "Kindred" refers to Kindred Healthcare, Inc., a Delaware corporation, and certain of its affiliates;

  •
  the term "Alterra" refers to Alterra Healthcare Corporation, a Delaware corporation, together with its subsidiaries;

  •
  the term "Brookdale" refers to Brookdale Living Communities, Inc., a Delaware corporation, together with its subsidiaries;

  •
  the term "Brookdale Senior Living" refers to Brookdale Senior Living, Inc., a Delaware corporation, together with its subsidiaries, which include Alterra and Brookdale; and

  •
  the term "Provident" refers to Provident Senior Living Trust, a Maryland real estate investment trust, for all periods prior to our acquisition of Provident.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains basic information about us, the notes and this offering. Because this is a summary, it does not contain all of the information you should consider before investing in the notes. You should carefully read this summary together with the more detailed information and financial statements and notes thereto contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. To fully understand this offering, you should read all of these documents.

Ventas

        We are a healthcare real estate investment trust ("REIT") with a geographically diverse portfolio of healthcare-related and seniors housing facilities in the United States. As of June 30, 2006, this portfolio consisted of 200 skilled nursing facilities, 41 hospitals and 147 seniors housing and other healthcare-related facilities in 42 states. Except with respect to our medical office buildings, we lease these facilities to healthcare operating companies under "triple-net" or "absolute net" leases, which require the tenants to pay all property-related expenses. We also had real estate loan investments relating to seven healthcare-related and seniors housing facilities as of June 30, 2006.

        We conduct substantially all of our business through our wholly owned subsidiaries, Ventas Realty and PSLT O.P., L.P., and ETOP, in which we own substantially all of the partnership units. Our primary business consists of financing, owning and leasing healthcare-related and seniors housing facilities and leasing or subleasing those facilities to third parties.

        Our business strategy is comprised of two primary objectives: (1) diversifying our portfolio of properties and (2) increasing our earnings. We intend to continue to diversify our real estate portfolio by operator, facility type, geography and reimbursement source through investments in, and acquisitions and/or development of, additional healthcare-related and/or seniors housing assets across a wide spectrum.

        Our principal executive offices are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 357-9000. We maintain a website on the Internet at http://www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Ventas Realty

        Ventas Realty, one of the two issuers of the notes, is a wholly owned operating partnership of Ventas, Inc. that was formed under the laws of the State of Delaware.

Ventas Capital

        Ventas Capital, the other of the two issuers of the notes, is a wholly owned subsidiary of Ventas Realty that was incorporated under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of debt securities. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, you should not expect Ventas Capital to participate in servicing the interest on or principal of the notes.

Recent Developments

        Proposed Senior Care Acquisition.    On September 6, 2006, we entered into a Securities Purchase Agreement with SCRE Investments, Inc. ("SCRE"), IPC Equity Holdings Limited and VSCRE Holdings, LLC ("VSCRE"), pursuant to which, among other things, we have agreed to acquire from SCRE all of the outstanding equity interests of VSCRE for an aggregate purchase price of approximately $649 million, consisting of approximately $584 million in cash (less, among other things, the amount of indebtedness, if any, of VSCRE we assume at the time of the closing of the VSCRE acquisition) and approximately 1.7 million shares of common stock, par value $0.25 per share, of Ventas, Inc. Upon the consummation of the transactions contemplated by the purchase agreement, VSCRE will own a real estate portfolio of 67 senior care facilities in 16 states that consists of 43 assisted living communities, 17 skilled nursing facilities, five multi-level retirement communities and two rehabilitation hospitals. At closing, we will lease the properties to subsidiaries of Senior Care, Inc., an affiliate of SCRE, on a 15-year triple-net basis with two five-year extensions. The closing is subject to the satisfaction of customary closing conditions, including, but not limited to, the receipt of applicable regulatory approvals, and is expected to occur late in the fourth quarter of 2006. We intend to use the net proceeds of this offering to fund a portion of the cash purchase price for our acquisition of VSCRE. We expect to use borrowings under our revolving credit facility, proceeds from additional debt issuances and the assumption of up to $30 million of existing secured debt of VSCRE to fund the balance of the cash purchase price for the acquisition.

        On August 24, 2006, we made a $156.8 million bridge loan to various affiliates of SCRE, the proceeds of which were used by SCRE to acquire certain of the facilities that VSCRE will hold upon the closing of our acquisition of VSCRE. The bridge loan bears interest at an annual rate of LIBOR plus 500 basis points and matures in one year with a six-month extension option. We expect that the loan will be repaid concurrently with the closing of our acquisition of VSCRE.

        Acquisitions closed during the first half of 2006.    During the three months ended June 30, 2006, we acquired three seniors housing facilities for an aggregate purchase price of $26.0 million, with assumed debt of $10.8 million, in two separate transactions. The properties are leased under triple-net leases, each having initial terms ranging from nine to fourteen years and initially providing aggregate, annual cash base rent of $2.1 million, subject to escalation as provided in the leases.

        During the first quarter of 2006, we acquired five seniors housing facilities for an aggregate purchase price of $48.3 million, with no assumed debt, in three separate transactions. The properties are leased under triple-net leases, each having initial terms ranging from nine to fourteen years and initially providing aggregate, annual cash base rent of $4.0 million, subject to escalation as provided in the leases.

        Reset right.    We have a one-time right (the "Reset Right") under each of our master lease agreements with Kindred (the "Kindred Master Leases") to increase the aggregate annual rent on the 225 facilities we lease to Kindred to "Fair Market Rental" levels, using a predetermined process described in the Kindred Master Leases. The Reset Right applies to the Kindred Master Leases on a lease-by-lease basis, and if we elect to exercise the Reset Right for any Kindred Master Lease, then we will pay to Kindred a pro rata portion of the $4.6 million fee applicable to all of the Kindred Master Leases at the time of exercise.

        On May 9, 2006, we initiated the Reset Right process by delivering four notices (the "Reset Notices") to Kindred with our proposal that aggregate base rents under the Kindred Master Leases increase by $111 million to $317 million per year, effective July 19, 2006. The current annual cash base rent under the Kindred Master Leases for the year commencing May 1, 2006 is $205.9 million. The Reset Notices also propose that the annual rent escalations under the Kindred Master Leases be reset to 3% per year, rather than the current 3.5% per year, effective May 1, 2007. Kindred has stated publicly that it has a significant disagreement with us regarding this matter.

        Because we and Kindred did not reach agreement on Fair Market Rental for our facilities within the time period specified in the Kindred Master Leases, on July 6, 2006, each company selected its designated appraiser. On August 8, 2006, we and Kindred agreed on the selection of the final appraisers (the "Final Appraisers") to make the Fair Market Rental determination under the Kindred Master Leases. The Final Appraisers are required to complete their determination within 60 days of their engagement, which should occur by early October. After receiving the determination, we will then have 30 days to decide, on a lease-by-lease basis, whether to opt in to the new rent and escalation schedule provided by the Final Appraiser, or whether to retain our current base rent and 3.5% annual rent escalation.

        The determination of Fair Market Rental under the Reset Right is highly speculative and is dependent on, and may be influenced by, a variety of factors, including without limitation market conditions, reimbursement rates and cash flow to rent coverages applicable to healthcare facilities. If Fair Market Rental is determined by the appraisal process in the Kindred Master Leases, it is subject to the inherent risks, uncertainties, subjectivity and judgment contained in any appraisal process. Furthermore, the Final Appraisers' determination regarding Fair Market Rental or escalations for our 225 healthcare facilities that are covered by the Kindred Master Leases could differ materially from our estimates, analyses or proposals. In no event will the base rent under the Kindred Master Leases decrease as a result of the Reset Right, although we cannot assure you (and are expressing no views) as to the final determination of Fair Market Rental or the value of the Reset Right.

The Offering

        For a more detailed description of the notes, see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuers	Ventas Realty and Ventas Capital.
Securities offered	$225 million aggregate principal amount of 6 3/4% Senior Notes due 2017.
Maturity	April 1, 2017.
Interest	6.750% per annum.
Interest payment dates	Semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2007. Interest will accrue from the issue date of the notes.
Guarantees
The notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Ventas, Inc. and each of its current and future Restricted Subsidiaries (other than Excluded Joint Ventures) (as each term is defined in the indenture) until certain conditions are met. See "Description of Notes—Guarantees."
Ranking
The notes are part of Ventas, Inc.'s, the other guarantors' and the issuers' general unsecured obligations, ranking equal in right of payment with all of such entities' existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities' existing and future subordinated indebtedness. However, the notes will be effectively subordinated to all secured borrowings to the extent of the assets securing those obligations. The notes will also be structurally subordinated to the indebtedness and other obligations of our Unrestricted Subsidiaries and any Excluded Joint Ventures with respect to the assets of such entities. As of June 30, 2006, our Unrestricted Subsidiaries and Excluded Joint Ventures had aggregate outstanding indebtedness of $325.9 million, secured by 40 of our healthcare-related facilities.
Optional redemption
The issuers may redeem some or all of the notes at any time prior to April 1, 2012, at a redemption price equal to 100% of their principal amount, plus a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. The issuers may also redeem some or all of the notes beginning on April 1, 2012, at the redemption prices described under "Description of Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time prior to April 1, 2010, the issuers may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at the applicable redemption price described under "Description of Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

Change of control
If Ventas, Inc. experiences a change of control, as described in this prospectus supplement, the issuers must make an offer to repurchase the notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, unless certain conditions are met, including certain conditions relating to the ratings of the notes.
Certain covenants	The indenture governing the notes contains covenants that limit Ventas, Inc.'s, the issuers' and the Restricted Subsidiaries' ability to, among other things:
	•	incur debt;
	•	incur secured debt;
	•	make certain dividend payments, distributions and investments;
	•	enter into certain transactions, including transactions with affiliates;
	•	restrict dividends or other payments from subsidiaries;
	•	merger, consolidate or transfer all or substantially all of its assets; and
	•	sell assets.

This restricted group is also required to maintain total unencumbered assets of at least 150% of its unsecured debt. If the notes have an investment grade rating from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, and certain other conditions are met, the application of certain of these covenants to the notes will be suspended. If the notes have an investment grade rating from both rating agencies, and certain other conditions are met, certain of these covenants will no longer apply to the notes.
These covenants are subject to important exceptions and qualifications, which exceptions and qualifications are described under "Description of Notes—Certain Covenants."
No public market
The notes are a series of securities for which there is currently no established trading market. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
Use of proceeds
We intend to use the net proceeds from this offering to fund a portion of the cash purchase price for our acquisition of VSCRE. Pending the closing of the VSCRE acquisition, we will use the net proceeds from this offering to repay indebtedness under our revolving credit facility. See "Use of Proceeds."
Risk factors
See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

        Our business, operations and financial condition are subject to various risks. You should carefully consider the following factors as well as other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before deciding to invest in the notes.

Risks Arising from Our Business

We are dependent on Kindred and Brookdale Senior Living; Kindred's or Brookdale Senior Living's inability or unwillingness to satisfy its obligations under its agreements with us could significantly harm us and our ability to service our indebtedness and other obligations and to make distributions to our stockholders as required to continue to qualify as a REIT.

        We are dependent on Kindred and Brookdale Senior Living in a number of ways:

  •
  we lease a substantial portion of our properties to Kindred under the Kindred Master Leases, and therefore Kindred was the source of a significant majority of our total revenues in 2005 and 2004 and continues to be a majority source of our revenues;

  •
  as a result of the Provident acquisition, subsidiaries of Brookdale Senior Living, Brookdale and Alterra, the operators of the Provident properties, now account for a significant portion of our revenues; and

  •
  since the Kindred Master Leases and our leases with Brookdale and Alterra are triple-net leases, we depend on Kindred, Brookdale and Alterra to pay insurance, taxes, utilities and maintenance and repair expenses required in connection with the leased properties.

        We cannot assure you that Kindred or Brookdale Senior Living will have sufficient assets, income, access to financing and insurance coverage to enable it to satisfy its obligations under its agreements with us. In addition, any failure by Kindred or Brookdale Senior Living to effectively conduct its operations could have a material adverse effect on its business reputation or on its ability to enlist and maintain patients in its facilities. Any inability or unwillingness by Kindred or Brookdale Senior Living to satisfy its obligations under its agreements with us could significantly harm us and our ability to service our indebtedness, including the notes, and our other obligations and to make distributions to our stockholders, as required for us to continue to qualify as a REIT (a "Material Adverse Effect").

We may be unable to find another lessee/operator for our properties if we have to replace Kindred, Brookdale, Alterra or our other operators.

        We may have to find another lessee/operator for the properties covered by one or more of the Kindred Master Leases or the leases with Brookdale, Alterra or our other operators upon the expiration of the terms of the applicable lease or upon a default by Kindred, Brookdale, Alterra or our other operators. During any period that we are attempting to locate one or more lessees/operators, there could be a decrease or cessation of rental payments by Kindred, Brookdale or Alterra or our other operators. We cannot assure you that we will be able to locate another suitable lessee/operator or, if we are successful in locating such an operator, that the rental payments from the new operator would not be significantly less than the existing rental payments. Our ability to locate another suitable lessee/operator may be significantly delayed or limited by various state licensing, receivership, CON or other laws, as well as by Medicare and Medicaid change-of-ownership rules. In addition, we may also incur substantial additional expenses in connection with any such licensing, receivership or change-of-ownership proceedings. Such delays, limitations and expenses could materially delay or impact our ability to collect rent, to obtain possession of leased properties or otherwise to exercise remedies for tenant default and could have a Material Adverse Effect on us.

We may encounter certain risks when implementing our business strategy to pursue investments in, and/or acquisitions or development of, additional healthcare-related and/or seniors housing assets.

        We intend to continue to pursue investments in, and/or acquisitions or development of, additional healthcare-related and/or seniors housing assets domestically and internationally, subject to the contractual restrictions contained in our revolving credit facility, the indenture governing the notes and our other existing indentures. Investments in and acquisitions of these properties entail general investment risks associated with any real estate investment, including risks that the investment will fail to perform in accordance with expectations, the estimates of the cost of improvements necessary for acquired properties will prove inaccurate or the lessee/operator will fail to meet performance expectations. In addition, investments in and acquisitions of properties outside the United States would subject us to legal, economic and market risks associated with operating in foreign countries, such as currency and tax risks. If we pursue new development projects, these projects would be subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs, new project commencement risks such as receipt of zoning, occupancy and other required governmental approvals and permits and the risk of incurring development costs in connection with projects that are not pursued to completion. In addition, we may borrow to finance any investments in, and/or acquisitions or development of, healthcare-related, seniors housing and/ or other properties, which would increase our leverage.

        We compete for investment or acquisition opportunities with entities that have substantially greater financial resources than we do. Our ability to compete successfully for these opportunities is affected by many factors, including our cost of obtaining debt and equity capital at rates comparable to or better than our competitors. Competition generally may reduce the number of suitable investment or acquisition opportunities available to us and increase the bargaining power of property owners seeking to sell, thereby impeding our investment, acquisition or development activities.

        Even if we are successful at identifying and competing for investment or acquisition opportunities, these opportunities involve a number of risks. These risks include diversion of management's attention, the risk that the value of the properties or businesses we invest in or acquire could decrease substantially after such investment or acquisition and the risk that we will be unable to accurately assess the value of properties or businesses that are not of the type we currently own, some or all of which could have a Material Adverse Effect on us.

        Additionally, if we are successful in continuing to implement our business strategy to pursue investments in, and/or acquisitions or development of, additional healthcare-related and/or seniors housing assets or businesses, we intend to increase the number of operators of our properties and, potentially, our business segments. We cannot assure you that we will have the capabilities to successfully monitor and manage a portfolio of properties with a growing number of operators and/or manage such businesses.

Our investments are concentrated in healthcare-related and seniors housing properties, making us more vulnerable economically than if our investments were diversified.

        We invest primarily in real estate—in particular, healthcare-related and seniors housing properties. Accordingly, we are exposed to the risks inherent in concentrating investments in real estate, and these risks become even greater due to the fact that all of our investments are in properties used in the healthcare or seniors housing industries. A downturn in the real estate industry could adversely affect the value of our properties. A downturn in the healthcare or seniors housing industries could negatively impact our operators' ability to make rental payments to us, which, in turn, could have a Material Adverse Effect on us.

        Furthermore, the healthcare industry is highly regulated, and changes in government regulation and reimbursement in the past have had material adverse consequences on the industry in general,

which may not even have been contemplated by lawmakers and regulators. We cannot assure you that future changes in government regulation of healthcare will not have a material adverse effect on the healthcare industry, including our lessees/operators. Our ability to invest in non-healthcare, non-healthcare-related or non-seniors housing properties is restricted by the terms of our revolving credit facility, so these adverse effects may be more pronounced than if we diversified our investments outside of real estate or outside of healthcare and seniors housing.

Our tenants, including Kindred, may be adversely affected by increasing healthcare regulation and enforcement.

        We believe that the regulatory environment surrounding the long-term healthcare industry has intensified both in the amount and type of regulations and in the efforts to enforce those regulations. This is particularly true for large for-profit, multi-facility providers like Kindred.

        The extensive federal, state and local laws and regulations affecting the healthcare industry include, but are not limited to, laws and regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities and equipment, allowable costs, services, prices for services, quality of care, patient rights, fraudulent or abusive behavior, and financial and other arrangements which may be entered into by healthcare providers. Federal and state governments have intensified enforcement policies, resulting in a significant increase in the number of inspections, citations of regulatory deficiencies and other regulatory sanctions, including terminations from the Medicare and Medicaid programs, bars on Medicare and Medicaid payments for new admissions, civil monetary penalties and even criminal penalties.

        If Kindred or our other tenants and operators fail to comply with the extensive laws, regulations and other requirements applicable to their businesses, they could become ineligible to receive reimbursement from governmental and private third-party payor programs, suffer civil and/or criminal penalties and/or be required to make significant changes to their operations. Kindred and our other tenants also could be forced to expend considerable resources responding to an investigation or other enforcement action under applicable laws or regulations. In addition, as part of a settlement agreement Kindred entered into with the federal government, Kindred agreed to comply with the terms of a corporate integrity agreement. Kindred could incur additional expenses in complying with the corporate integrity agreement, and any failure to comply with the corporate integrity agreement could have a material adverse effect on its results of operations, financial condition and its ability to make rental payments to us, which, in turn, could have a Material Adverse Effect on us.

        We are unable to predict the future course of federal, state and local regulation or legislation, including the Medicare and Medicaid statutes and regulations. Changes in the regulatory framework could have a material adverse effect on Kindred and our other operators, which, in turn, could have a Material Adverse Effect on us.

Changes in the reimbursement rates or methods of payment from third-party payors, including the Medicare and Medicaid programs, could have a material adverse effect on certain of our tenants.

        Kindred and certain of our other tenants and operators rely on reimbursement from third-party payors, including the Medicare and Medicaid programs, for substantially all of their revenues. There continue to be various federal and state legislative and regulatory proposals to implement cost-containment measures that limit payments to healthcare providers. In addition, private third-party payors have continued their efforts to control healthcare costs. We cannot assure you that adequate reimbursement levels will be available for services to be provided by Kindred and other tenants which are currently being reimbursed by Medicare, Medicaid or private payors. Significant limits by governmental and private third-party payors on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on the liquidity, financial condition and results of operations of Kindred and certain of our other operators and tenants, which, in turn, could have a Material Adverse Effect on us.

Significant legal actions could subject our operators to increased operating costs and substantial uninsured liabilities, which could materially adversely affect our operators' liquidity, financial condition and results of operation.

        Although claims and costs of professional liability insurance seem to be growing at a slower pace, our skilled nursing facility operators have experienced substantial increases in both the number and size of professional liability claims in recent years. In addition to large compensatory claims, plaintiffs' attorneys continue to seek significant punitive damages and attorneys' fees.

        Due to the high level in the number and severity of professional liability claims against healthcare providers, the availability of professional liability insurance has been severely restricted and the premiums on such insurance coverage have increased dramatically. As a result, the insurance coverage of our operators might not cover all claims against them or continue to be available to them at a reasonable cost. If our operators are unable to maintain adequate insurance coverage or are required to pay punitive damages, they may be exposed to substantial liabilities.

        Kindred insures its professional liability risks in part through a wholly-owned, limited purpose insurance company. The limited purpose insurance company insures initial losses up to specified coverage levels per occurrence with no aggregate coverage limit. Coverage for losses in excess of those per occurrence levels is maintained through unaffiliated commercial insurance carriers up to an aggregate limit. The limited purpose insurance company then insures all claims in excess of the aggregate limit for the unaffiliated commercial insurance carriers. Kindred maintains general liability insurance and professional malpractice liability insurance in amounts and with deductibles which Kindred management has indicated that it believes are sufficient for its operations.

        Operators that insure their professional liability risks through their own captive limited purpose entities generally estimate the future cost of professional liability through actuarial studies which rely primarily on historical data. However, due to the increase in the number and severity of professional claims against healthcare providers, these actuarial studies may underestimate the future cost of claims, and we cannot assure you that these operators' reserves for future claims will be adequate to cover the actual cost of those claims. If the actual cost of claims is significantly higher than the operators' reserves, it could have a material adverse effect on the liquidity, financial condition and results of operation of our operators and their ability to make rental payments to us, which, in turn, could have a Material Adverse Effect on us.

Our operators may be sued under a federal whistleblower statute.

        Our operators who engage in business with the federal government may be sued under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. These lawsuits can involve significant monetary damages and award bounties to private plaintiffs who successfully bring these suits. If any of these lawsuits were to be brought against our operators, such suits combined with increased operating costs and substantial uninsured liabilities could have a material adverse effect on the liquidity, financial condition and results of operation of our operators and their ability to make rental payments to us, which, in turn, could have a Material Adverse Effect on us.

If any of our properties are found to be contaminated, or if we become involved in any environmental disputes, we could incur substantial liabilities and costs.

        Under federal and state environmental laws and regulations, a current or former owner of real property may be liable for costs related to the investigation, removal and remediation of hazardous or toxic substances or petroleum that are released from or are present at or under, or that are disposed of in connection with such property. Owners of real property may also face other environmental liabilities, including government fines and penalties imposed by regulatory authorities and damages for injuries to persons, property or natural resources. Environmental laws and regulations often impose liability without regard to whether the owner was aware of, or was responsible for, the presence, release or disposal of hazardous or toxic substances or petroleum. In certain circumstances, environmental liability may result from the activities of a current or former operator of the property. Although we are generally indemnified by the current operators of our properties for contamination caused by such operators, these indemnities may not adequately cover all environmental costs.

        We have assumed substantially all of Provident's liabilities, including contingent liabilities; if these liabilities are greater than expected, or if there are unknown Provident obligations, our business could be materially adversely affected.

        As a result of the Provident acquisition, we have assumed substantially all of Provident's liabilities, including contingent liabilities to which Provident succeeded when it acquired the ownership interests in the properties that are currently leased to Brookdale and Alterra. We may learn additional information about Provident's business and liabilities that adversely affects us, such as:

  •
  liabilities for clean-up or remediation of undisclosed environmental conditions;

  •
  unasserted claims of vendors or other persons dealing with Provident or the former property owners;

  •
  liabilities, whether or not incurred in the ordinary course of business, relating to periods prior to the Provident acquisition, including periods prior to the acquisition of the Brookdale and Alterra properties by Provident;

  •
  claims for indemnification by general partners, directors, officers and others indemnified by Provident or the former property owners; and

  •
  liabilities for taxes relating to periods prior to the Provident acquisition, including taxes associated with the acquisition or prior ownership of the Brookdale and Alterra properties.

        As a result, we cannot assure you that the Provident acquisition will be successful or will not, in fact, harm our business. Among other things, if Provident's liabilities are greater than expected, or if there are obligations of Provident of which we were not aware at the time of completion of the acquisition, or if the Provident acquisition fails to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), it could have a Material Adverse Effect on us.

Risks Arising from Our Capital Structure

We may become more leveraged.

        As of June 30, 2006, we had approximately $1.9 billion of indebtedness. As of June 30, 2006, on a pro forma basis adjusted to give effect to the completion of this offering, the completion of the VSCRE acquisition and the repayment of the bridge loan we made to affiliates of SCRE, we would have had approximately $2.5 billion of indebtedness. Our revolving credit facility, the indenture governing the notes and our other existing indentures permit us to incur substantial additional debt, and we may borrow additional funds, which may include secured borrowings. A high level of indebtedness may have the following consequences:

  •
  a substantial portion of our cash flow from operations must be dedicated to the payment of debt service, thus reducing the funds available for our business strategy and for distributions to stockholders;

  •
  potential limits on our ability to adjust rapidly to changing market conditions and vulnerability in the event of a downturn in general economic conditions or in the real estate and/or healthcare industries;

  •
  a potential impairment of our ability to obtain additional financing for our business strategy; and

  •
  a potential downgrade in the rating of our debt securities by one or more rating agencies which could have the effect of, among other things, increasing our cost of borrowing.

After this offering, we may be unable to raise additional capital necessary to continue to implement our business plan and to meet our debt payments.

        In order to continue to implement our business plan and to meet our debt payments, we may need to raise additional capital. Our ability to incur additional indebtedness is restricted by the terms of our revolving credit facility, the indenture governing the notes and our other existing indentures. In addition, adverse economic conditions could cause the terms on which we can obtain additional borrowings to become unfavorable. In such circumstances, we may be required to raise additional equity in the capital markets or liquidate one or more investments in properties at times that may not permit realization of the maximum return on the investments and that could result in adverse tax consequences to us. In addition, certain healthcare regulations may constrain our ability to sell assets. We cannot assure you that we will be able to meet our debt service obligations, and the failure to do so could have a Material Adverse Effect on us.

We have now, and may have in the future, exposure to floating interest rates, which can have the effect of reducing our profitability.

        We receive revenue primarily by leasing our assets under long-term triple-net leases in which the rental rate is generally fixed with annual rent escalations, subject to certain limitations. Certain of our debt obligations are floating rate obligations with interest rate and related payments that vary with the movement of LIBOR or other indexes. The generally fixed rate nature of our revenues and the variable rate nature of certain of our obligations create interest rate risk and can have the effect of reducing our profitability or making our lease and other revenue insufficient to meet our obligations. We are not limited in the amount of floating rate debt we may incur.

Risks Arising from Our Status as a REIT

Loss of our status as a REIT would have significant adverse consequences to us and the value of our common stock.

        If we lose our status as a REIT, we will face serious tax consequences that will substantially reduce the funds available for satisfying our obligations and for distribution to our stockholders for each of the years involved because:

  •
  we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

  •
  we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

  •
  unless we are entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified.

        In addition, if we fail to qualify as a REIT, all distributions to stockholders would continue to be treated as dividends to the extent of our current and accumulated earning and profits, although corporate stockholders may be eligible for the dividends received deduction and individual stockholders may be eligible for taxation at the rates generally applicable to long-term capital gains (currently at a maximum rate of 15%) with respect to distributions. We would no longer be required to pay dividends to maintain REIT status.

        As a result of all these factors, our failure to qualify as a REIT also could impair our ability to implement our business strategy and would adversely affect the value of our common stock.

        Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to remain qualified as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions may adversely affect our investors or our ability to remain qualified as a REIT for tax purposes. Although we believe that we qualify as a REIT, we cannot assure you that we will continue to qualify or remain qualified as a REIT for tax purposes.

The 90% distribution requirement will decrease our liquidity and may limit our ability to engage in otherwise beneficial transactions.

        To comply with the 90% distribution requirement applicable to REITs and to avoid the nondeductible excise tax, we must make distributions to our stockholders. The indenture governing the notes and our other existing indentures permit us to make annual distributions to our stockholders in an amount equal to the minimum amount necessary to maintain our REIT status so long as the ratio of our Debt to Adjusted Total Assets (as each term is defined in the indentures) does not exceed 60% and to make additional distributions if we pass certain other financial tests. However, distributions may limit our ability to rely upon rental payments from our properties or subsequently acquired properties to finance investments, acquisitions or new developments. In addition, substantial distributions will be made to our stockholders prior to the scheduled maturity of the notes for us to continue to qualify as a REIT.

        Although we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the REIT distribution requirement, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or we may decide to retain cash or distribute such greater amount as may be necessary to avoid income and excise taxation. This may be due to the timing differences between the actual receipt of income and actual payment of deductible expenses, on the one hand, and the inclusion of that income and deduction of those expenses in arriving at our taxable income, on the other hand. In addition, non-deductible expenses such as principal amortization or repayments or capital expenditures in excess of non-cash deductions also may cause us to fail to have sufficient cash or liquid assets to enable us to satisfy the 90 percent distribution requirement.

        In the event that timing differences occur or we deem it appropriate to retain cash, we may borrow funds, issue additional equity securities (although we cannot assure you that we will be able to do so), pay taxable stock dividends, if possible, distribute other property or securities or engage in a transaction intended to enable us to meet the REIT distribution requirements. This may require us to raise additional capital to meet our obligations; however, see "—Risks Arising from Our Capital Structure—After this offering, we may be unable to raise additional capital necessary to continue to implement our business plan and to meet our debt payments." The terms of our revolving credit facility, the indenture governing the notes and our other existing indentures restrict our ability to engage in some of these transactions.

We may still be subject to corporate level taxes.

        Following our REIT election, we are considered to be a former C corporation for income tax purposes. Therefore, we remain potentially subject to corporate level taxes for any Kindred asset dispositions occurring between January 1, 1999 and December 31, 2008. Also, as a consequence of the

Provident acquisition, we remain potentially subject to corporate level taxes if we dispose of any of the Brookdale properties before November 2014.

Risks Relating to the Notes

Because the notes will be structurally subordinated to the obligations of our subsidiaries that are not guarantors, you may not be fully repaid if we become insolvent.

        Of our subsidiaries, only the Restricted Subsidiaries (other than Excluded Joint Ventures) will be directly obligated on the notes. Holders of the notes will have no claims against the assets of the Unrestricted Subsidiaries (which include certain subsidiaries acquired pursuant to our acquisition of ElderTrust and certain subsidiaries acquired pursuant to the Provident acquisition) and any current or future Excluded Joint Ventures. As of June 30, 2006, the Unrestricted Subsidiaries and Excluded Joint Ventures had aggregate outstanding indebtedness of $325.9 million, secured by 40 of our healthcare-related facilities. Our Unrestricted Subsidiaries and Excluded Joint Ventures had assets of $610.7 million, or 22.9% of our total assets, as of June 30, 2006. We may, subject to the limitations contained in the indenture governing the notes and our other existing indentures, form additional Unrestricted Subsidiaries and Excluded Joint Ventures in the future. All obligations of the Unrestricted Subsidiaries and any Excluded Joint Ventures, including indebtedness to trade creditors, will have to be paid, in full, before you will have any claims against the current and future Unrestricted Subsidiaries and Excluded Joint Ventures.

Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent.

        The notes and guarantees thereof are not secured by any of our assets or our subsidiaries' assets, and therefore will be effectively subordinated to any secured indebtedness we, or our subsidiaries, may incur to the extent of the assets securing such indebtedness. The indenture governing the notes permits us to incur secured debt that is secured by certain of our assets. As of June 30, 2006, we had $624.9 million principal amount of outstanding secured debt, secured by 52 of our healthcare-related facilities, including $325.9 million of secured debt of the Unrestricted Subsidiaries and Excluded Joint Ventures which is non-recourse to us. If we were to become insolvent, the holders of any secured debt would receive payments from the assets pledged as security before you would receive payments on the notes.

If we experience a change in control, we may be unable to purchase the notes you hold as required under the indenture governing the notes.

        Upon the occurrence of certain change of control events and unless certain conditions are met, we must make an offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient funds to pay the purchase price for all notes tendered by holders seeking to accept the offer to purchase. In addition, our existing indentures, our revolving credit facility and our other debt agreements may require us to repurchase other debt upon a change in control or may prohibit us from purchasing all validly tendered notes, which would result in an event of default under the indenture governing the notes. See "Description of Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the issuers or the guarantors.

        The guarantors' guarantees of the notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or our guarantors' unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

  •
  incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor:

  •
  was insolvent or was rendered insolvent by reason of the related financing transactions;

  •
  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor's presently existing or future debt, including trade payables, or take other actions detrimental to the holders of the notes.

        In addition, the guarantors may be subject to the allegation that since they incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration. Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer or conveyance. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

The guarantees provided by us and our subsidiaries are subject to certain defenses that may limit your right to receive payment on the notes.

        Although the guarantees provide the holders of the notes with a direct claim against the assets of the guarantors, enforcement of the guarantees against any guarantor would be subject to certain "suretyship" defenses available to guarantors generally. Enforcement could also be subject to other defenses available to the guarantors in certain circumstances. To the extent that the guarantees are not enforceable, you would not be able to assert a claim successfully against such guarantors.

There is no public market for the notes, so you may be unable to sell the notes.

        The notes are a new series of securities for which there is currently no public market. Consequently, the notes may be relatively illiquid, and you may be unable to sell your notes, or if you are able to sell your notes, we cannot assure you as to the price at which you will able to sell them. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, economic conditions, our financial condition and the market for similar securities. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated dealer quotation system.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our and our subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from our expectations. We do not undertake a duty to update such forward-looking statements, which speak only as of the date on which they were made.

        Our actual future results and trends for us may differ materially depending on a variety of factors discussed in our filings with the Commission and under "Risk Factors." Factors that may affect our plans or results include, without limitation:

  •
  The ability and willingness of our operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with us;

  •
  The ability and willingness of Kindred, Brookdale and Alterra to meet and/or perform their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities under our respective contractual arrangements with Kindred, Brookdale and Alterra;

  •
  The ability of our operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities;

  •
  Our success in implementing our business strategy and our ability to identify, underwriter, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States;

  •
  The nature and extent of future competition;

  •
  The extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

  •
  Increases in our cost of borrowing;

  •
  The ability of our operators to deliver high quality care and to attract patients;

  •
  The results of litigation affecting us;

  •
  Changes in general economic conditions and/or economic conditions in the markets in which we may, from time to time, compete;

  •
  Our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

  •
  The movement of interest rates and the resulting impact on the value of and the accounting for our interest rate swap agreement;

  •
  Final determination of our taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006;

  •
  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases and our ability to relet our properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants;

  •
  The impact on the liquidity, financial condition and results of operations of our operators, tenants and borrowers resulting from increased operating costs and uninsured liabilities for professional claims, and the ability of our operators, tenants and borrowers to accurately estimate the magnitude of these liabilities; and

  •
  The value of our Reset Right with Kindred, which is dependent on a variety of factors and is highly speculative.

        Many of these factors are beyond our control and the control of our management.

        We describe some of these risks and uncertainties in greater detail above under "Risk Factors." These risks could cause actual results of our industry, or our actual results for the year 2006 and beyond, to differ materially from those expressed in any forward-looking statement we make. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. For a discussion of factors that could cause actual results to differ, see "Risk Factors" and the information contained in our filings with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. These filings are described under "Where You Can Find More Information and Incorporation by Reference."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the periods indicated.

	Year Ended December 31,
						Six Months Ended June 30, 2006
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges	1.58x	1.45x	2.44x	2.52x	2.19x	1.88x

        For this ratio, earnings consist of earnings before income taxes, minority interest and discontinued operations plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

USE OF PROCEEDS

        We will receive approximately $221.2 million in net proceeds from this offering, after deducting the underwriting discounts and expenses of this offering.

        We intend to use the net proceeds from this offering to fund a portion of the cash purchase price for our acquisition of VSCRE. Pending the closing of the VSCRE acquisition, we will use the net proceeds from this offering to repay indebtedness under our revolving credit facility. On the closing of the VSCRE acquisition, we would expect to fund the cash purchase price for the acquisition by borrowing under our revolving credit facility, issuing additional debt securities and assuming up to $30 million of existing secured debt of VSCRE. See "Prospectus Supplement Summary—Recent Developments—Proposed Senior Care Acquisition." This offering is not conditioned on the closing of the VSCRE acquisition, and the VSCRE acquisition is not conditioned on the closing of this offering.

        As of June 30, 2006, we had $167.0 million of outstanding indebtedness (excluding outstanding letters of credit of $0.2 million) under our revolving credit facility, and the weighted average interest rate for the outstanding balance was 6.07%, excluding the effects of the associated interest rate swap agreement. As of September 11, 2006, we had $251.3 million of outstanding indebtedness (excluding outstanding letters of credit of $30.2 million) under our revolving credit facility. This increase was due primarily to the bridge loan to affiliates of SCRE as described under "Prospectus Supplement Summary—Recent Developments—Proposed Senior Care Acquisition" and our $30 million deposit for the acquisition issued in the form of a letter of credit. The revolving credit facility matures on April 26, 2009, but may be extended for one year at Ventas Realty's option if certain conditions are met. Indebtedness incurred under our revolving credit facility has been used primarily to fund acquisitions of or investments in healthcare-related properties and for general working capital purposes. In the future, we expect to reborrow under our revolving credit facility for working capital and other general corporate purposes, including acquisitions.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2006:

  •
  on an actual basis; and

  •
  as adjusted to give effect to the sale of the notes offered by this prospectus supplement and the application of the net proceeds therefrom.

        You should read this table in conjunction with the information set forth under "Use of Proceeds" and the financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2006
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$1,932	$56,163

Debt:
Revolving credit facility(1)	$167,000	$—
Existing senior notes	1,091,038	1,091,038
Senior notes offered hereby	—	225,000
Other long-term debt(2)	624,871	624,871

Total debt(3)	1,882,909	1,940,909
Total stockholders' equity	649,996	649,996

Total capitalization	$2,532,905	$2,590,905

(1)
As of September 11, 2006, we had $251.3 million of outstanding indebtedness under our revolving credit facility (excluding outstanding letters of credit of $30.2 million).

(2)
Represents mortgage loan obligations that are non-recourse to us.

(3)
As of June 30, 2006, on a pro forma basis adjusted to give effect to (i) this offering and the application of the net proceeds therefrom, (ii) our borrowing under the revolving credit facility to fund the bridge loan to various affiliates of SCRE, (iii) the completion of the VSCRE acquisition, and (iv) repayment of the bridge loan, we would have had total indebtedness of approximately $2.5 billion.

DESCRIPTION OF OTHER INDEBTEDNESS

        On a consolidated basis at June 30, 2006, we had approximately $167.0 million outstanding under our revolving credit facility and $1.1 billion principal amount of Existing Notes (as defined below) outstanding. At that date, we also had outstanding $624.9 million of other indebtedness, representing mortgage loans that were non-recourse to us.

Our Revolving Credit Facility

        On April 26, 2006, Ventas, Inc., together with certain of its subsidiaries, as guarantors, and Ventas Realty, as borrower, entered into a $500.0 million senior unsecured revolving credit facility, which replaced its previous $300.0 million senior secured revolving credit facility. Ventas Realty has the option to increase its borrowing capacity under the revolving credit facility, subject to the satisfaction of certain conditions set forth therein, to an amount not to exceed $600.0 million.

        Borrowings outstanding under the revolving credit facility bear interest at a fluctuating rate per annum equal to an applicable percentage over (i) in the case of Eurodollar rate loans, a one-, two-, three- or six-month Eurodollar rate, at Ventas Realty's option, or (ii) in the case of base rate loans, the higher of (x) the federal funds rate in effect for the relevant period, plus 0.50% and (y) the annual rate of interest announced by Bank of America, N.A. as its "prime rate." The applicable percentage is determined by reference to Ventas, Inc.'s consolidated total leverage ratio and ranges from 0.50% to 1.25% for Eurodollar rate loans and equals 0.00% for base rate loans. If Ventas Realty achieves an investment grade rating by either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., then Ventas Realty may elect to convert to a ratings-based pricing grid.

        The consolidated total leverage ratio is generally the ratio of our consolidated total liabilities to our consolidated gross asset value, as more particularly described in the revolving credit facility. The applicable percentage as of June 30, 2006 was based on a consolidated total leverage ratio of more than 35% but less than or equal to 45%.

        As of June 30, 2006, Ventas Realty had $167.0 million of outstanding borrowings and $0.2 million of outstanding letters of credit under the revolving credit facility.

        Ventas Realty's obligations under the revolving credit facility are guaranteed by Ventas, Inc. and certain of its other subsidiaries identified therein, each of which is also a Restricted Subsidiary under the indentures governing the Existing Notes and will be a Restricted Subsidiary under the indenture governing the notes offered by this prospectus supplement.

        The revolving credit facility matures on April 26, 2009 but may be extended, at Ventas Realty's option, subject to the satisfaction of certain conditions set forth therein, for an additional period of one year. Loans outstanding under the revolving credit facility may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, with respect to Eurodollar rate loans. Ventas Realty may permanently reduce or terminate the total committed amount of the revolving credit facility, subject to the conditions set forth therein.

        The revolving credit facility imposes various restrictions on Ventas Realty, Ventas, Inc. and the other guarantors, including restrictions pertaining to: (i) liens; (ii) investments; (iii) the incurrence of additional indebtedness; (iv) mergers, sales of assets and dissolutions; (v) certain dividend, distribution and other payments; (vi) permitted businesses; (vii) transactions with affiliates; (viii) agreements limiting certain guarantees or liens; and (ix) the maintenance of certain consolidated total leverage, secured debt leverage and unsecured leverage ratios and consolidated fixed charge and unencumbered interest coverage ratios and minimum consolidated adjusted net worth.

        The revolving credit facility contains usual and customary events of default. If a default occurs and is continuing, Ventas Realty may be required to repay all amounts outstanding thereunder.

Existing Notes

        On April 17, 2002, Ventas Realty and Ventas Capital completed the offering of 8 3/4% Senior Notes due 2009 (the "2009 Notes"), in the aggregate principal amount of $175.0 million and 9% Senior Notes due 2012 (the "2012 Notes"), in the aggregate principal amount of $225.0 million. The 2009 Notes and the 2012 Notes were issued under separate indentures and mature on May 1, 2009 and May 1, 2012, respectively. As of June 30, 2006, there were $174.2 million principal amount of 2009 Notes outstanding and $191.8 million principal amount of 2012 Notes outstanding. On October 15, 2004, Ventas Realty and Ventas Capital completed the offering of 6 5/8% Senior Notes due 2014 (the "2014 Notes") in the aggregate principal amount of $125.0 million. On June 14, 2005, Ventas Realty and Ventas Capital completed the offering of an additional $50.0 million aggregate principal amount of 2014 Notes. The $50.0 million aggregate principal amount and the $125.0 million aggregate principal amount of the 2014 Notes are governed by the same indenture and mature on October 15, 2014. As of June 30, 2006, there was $175.0 million principal amount of 2014 Notes outstanding.

        On June 7, 2005, Ventas Realty and Ventas Capital completed the offering of $350 million aggregate principal amount of senior notes, comprised of $175.0 million aggregate principal amount of 6 3/4% Senior Notes due 2010 (the "2010 Notes") and $175.0 million aggregate principal amount of 7 1/8% Senior Notes due 2015 (the "2015 Notes"). The 2010 Notes and 2015 Notes were issued under separate indentures and mature on June 1, 2010 and 2015, respectively. As of June 30, 2006, all of the 2010 Notes and the 2015 Notes remained outstanding.

        On December 9, 2005, Ventas Realty and Ventas Capital completed the offering of 6 1/2% Senior Notes due 2016 (the "2016 Notes") in the aggregate principal amount of $125.0 million. On December 20, 2005, Ventas Realty and Ventas Capital completed the offering of an additional $75.0 million aggregate principal amount of 2016 Notes. The $75.0 million aggregate principal amount and the $125.0 million aggregate principal amount of the 2016 Notes are governed by the same indenture and mature on June 1, 2016. As of June 30, 2006, there was $200.0 million principal amount of 2016 Notes outstanding. We refer to the 2009 Notes, the 2012 Notes, the 2010 Notes, the 2015 Notes and the 2016 Notes, collectively, in this prospectus supplement as the "Existing Notes."

        The Existing Notes are unconditionally guaranteed on a senior unsecured basis by Ventas, Inc. and by certain of Ventas, Inc.'s current and future subsidiaries as described in the governing indentures. The Existing Notes are part of the general unsecured obligations of Ventas, Inc. and Ventas Realty, rank equal in right of payment with all existing and future senior unsecured obligations of Ventas, Inc. and Ventas Realty, including the notes offered hereby, and rank senior to all existing and future subordinated indebtedness of Ventas, Inc. and Ventas Realty. However, the Existing Notes are structurally subordinated to obligations of the Unrestricted Subsidiaries and Excluded Joint Ventures (in each case as defined under the respective existing indentures) with respect to the assets of such entities.

        Ventas Realty and Ventas Capital may redeem the 2009 Notes and the 2012 Notes, in whole at any time or in part, from time to time, at a redemption price equal to the principal amount, plus accrued and unpaid interest to the date of redemption and a make-whole premium as described in the indentures governing the 2009 Notes and the 2012 Notes.

        Ventas Realty and Ventas Capital may redeem the 2014 Notes, in whole at any time, or in part from time to time, (1) before October 15, 2009 at a redemption price equal to 100% of their principal amount plus a make-whole premium as described in the indenture governing the 2014 Notes and (2) on or after October 15, 2009 at redemption prices as described in the indenture governing the 2014 Notes, in each case plus accrued and unpaid interest to the date of redemption.

        Ventas Realty and Ventas Capital may redeem the 2010 Notes, in whole or in part, at any time prior to maturity, and Ventas Realty and Ventas Capital may redeem the 2015 Notes, in whole or in part, at any time prior to June 1, 2010, in each case at a redemption price equal to 100% of their aggregate principal amount, plus a make-whole premium as described in the indentures governing the 2010 Notes and 2015 Notes, plus accrued and unpaid interest to the date of redemption. In addition, Ventas Realty and Ventas Capital may redeem the 2015 Notes, in whole or in part, on or after June 1, 2010 at redemption prices as described in the indenture governing the 2015 Notes, plus accrued and unpaid interest to the date of redemption.

        Ventas Realty and Ventas Capital may redeem the 2016 Notes, in whole at any time, or in part from time to time, (1) before June 1, 2011 at a redemption price equal to 100% of their principal amount plus a make-whole premium as described in the indenture governing the 2016 Notes and (2) on or after June 1, 2011 at redemption prices as described in the indenture governing the 2016 Notes, in each case plus accrued and unpaid interest to the date of redemption.

        If we experience certain kinds of changes of control, as described in the indentures governing the Existing Notes, Ventas Realty and Ventas Capital must make an offer to repurchase the Existing Notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. However, in the event Moody's Investors Service, Inc. and Standard & Poor's Ratings Services have confirmed their ratings of the Existing Notes at Ba3 or higher and BB- or higher, respectively, following a change in control and certain other conditions are met as set forth in the indentures governing the Existing Notes, this repurchase obligation will not apply.

        The indentures governing the Existing Notes contain covenants that limit our ability and the ability of certain of our subsidiaries to, among other things: (i) incur debt; (ii) incur secured debt; (iii) make certain dividend payments, distributions and investments; (iv) enter into certain transactions, including transactions with affiliates; (v) subject such subsidiaries to restrictions on dividends or other payments to us; (vi) merge, consolidate or transfer all or substantially all of the restricted group's assets; and (vii) sell assets. These covenants are subject to certain exceptions and qualifications as described in the indentures governing the Existing Notes. This restricted group is also required to maintain total unencumbered assets of at least 150% of the restricted group's unsecured debt. If we obtain an investment grade rating from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, certain of these covenants with respect to the 2009 Notes and the 2012 Notes will be suspended while such ratings remain in effect. If we obtain an investment grade rating from either of these rating services, certain of these covenants with respect to the 2010 Notes, 2014 Notes, 2015 Notes and 2016 Notes will be suspended while such rating remains in effect and if we obtain an investment grade rating from both of these rating services, certain of these covenants with respect to the 2010 Notes, 2014 Notes, 2015 Notes and 2016 Notes will no longer be applicable to such notes.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." In this description, the word "Partnership" refers only to Ventas Realty and not to any of its subsidiaries. The term "Issuers" refers to the Partnership and Ventas Capital, collectively. The terms "we," "us" and "our" refer to Ventas, Inc. and not to any of its subsidiaries.

        The 6 3/4% Senior Notes due 2017 (the "Notes") will be issued under an indenture to be dated as of September 19, 2006 (the "Base Indenture"), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture to be dated as of September 19, 2006 (the "First Supplemental Indenture"). In this prospectus supplement, we refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the "Indenture." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the Indenture. It does not restate those agreements in their entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. A copy of the Indenture is available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture.

        The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The Notes will be:

  •
  general unsecured obligations of the Issuers;

  •
  equal in right of payment with all other existing and future unsecured senior Debt of the Issuers;

  •
  senior in right of payment to any future subordinated Debt of the Issuers; and

  •
  unconditionally guaranteed by the Guarantors.

        However, the Notes will be effectively subordinated to all secured borrowings to the extent of the assets pledged to secure those borrowings. The Notes will also be structurally subordinated to the indebtedness and other obligations of our Unrestricted Subsidiaries and any Excluded Joint Ventures with respect to the assets of such entities. As of June 30, 2006, the Notes would have been structurally subordinated to approximately $325.9 million of indebtedness secured by the 40 healthcare-related facilities owned by our Unrestricted Subsidiaries and Excluded Joint Ventures. Our Unrestricted Subsidiaries and Excluded Joint Ventures had assets of $610.7 million, or 22.9% of our total assets, as of June 30, 2006. See "Risk Factors—Risks Relating to the Notes—Because the notes will be structurally subordinated to the obligations of our subsidiaries that are not guarantors, you may not be fully repaid if we become insolvent" and "Risk Factors—Risks Relating to the Notes—Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent."

The Guarantees

        The Notes will be guaranteed by Ventas, Inc. and each of Ventas, Inc.'s current and future Restricted Subsidiaries (other than Excluded Joint Ventures) until certain conditions are met.

        Each Guarantee of the Notes will be:

  •
  a general unsecured obligation of the Guarantor; and

  •
  equal in right of payment with all other existing and future unsecured senior Debt of that Guarantor.

See "Risk Factors—Risks Relating to the Notes—The guarantees provided by us and our subsidiaries are subject to certain defenses that may limit your right to receive payment on the notes."

Ventas Capital

        Ventas Capital is a wholly owned subsidiary of the Partnership that was incorporated in Delaware for the purpose of serving as a co-issuer of debt securities, including the Notes, in order to facilitate the offering of such debt securities. The Partnership believes that certain prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of partnerships, such as the Partnership, unless such debt securities are jointly issued by a corporation. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, prospective purchasers of the Notes should not expect Ventas Capital to participate in servicing the interest and principal obligations on the Notes. See "—Certain Covenants."

Unrestricted Subsidiaries and Excluded Joint Ventures

        Certain of our subsidiaries will be Unrestricted Subsidiaries or Excluded Joint Ventures as of the date of the First Supplemental Indenture.

Principal, Interest and Maturity

        The Issuers will initially issue the Notes in the aggregate principal amount of $225 million. The Indenture does not limit the amount of Notes that the Issuers may issue, and the Issuers may, without the consent of the holders, increase the principal amount of the Notes in the future on the same terms and conditions and with the same CUSIP number as the Notes being offered hereby. Any offering of additional Notes is subject to the covenants of the Indenture described below, including the covenant described under "—Certain Covenants—Limitations on Incurrence of Debt." The Notes and any additional Notes subsequently issued under the Indenture may be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue Notes in denominations of $1,000 and integral multiples of $1,000.

        The Notes will mature on April 1, 2017. The Notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from the Issue Date, or from the immediately preceding Interest Payment Date to which interest has been paid. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2007, to the persons in whose names the Notes are registered at the close of business on March 15 and September 15, as the case may be, immediately prior to the respective Interest Payment Date. Accrued interest will also be payable on the date of maturity or any earlier redemption or repurchase of the Notes. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Guarantees

        The Notes will be guaranteed by Ventas, Inc. and each of Ventas, Inc.'s current and future Restricted Subsidiaries (other than Excluded Joint Ventures). These Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Relating to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the issuers or the guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than any Issuer or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists under the Indenture; and

  (2)
  subject to the provisions of the following paragraph, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

        The Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor in accordance with the provisions of (1) or (2) below shall not be required to assume the obligations of any such Guarantor:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary (other than a Permitted Joint Venture) of Ventas, Inc., if the sale or other disposition complies with the "Asset Sale" provisions of the Indenture;

  (2)
  in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary (other than a Permitted Joint Venture) of Ventas, Inc., if the sale complies with the "Asset Sale" provisions of the Indenture;

  (3)
  if the Issuers or Ventas, Inc. designate any Restricted Subsidiary that is a Guarantor to be an Excluded Joint Venture or an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

  (4)
  in the event that the Issuers exercise their discharge or full defeasance options as described under "—Discharge, Defeasance and Covenant Defeasance."

        In addition, if on any date following the date of the First Supplemental Indenture:

  (1)
  the Notes are rated both Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency);

  (2)
  each rating agency specified in clause (1) above provides written notice to the Issuers and the Trustee stating that the release of all of the Guarantees will not cause the rating assigned by such rating agency to decline to below Baa3 or BBB-, as applicable; and

  (3)
  no Default or Event of Default shall have occurred and be continuing under the Indenture,

then, beginning on that date, the Guarantors will be released from their obligations under the Guarantees.

Optional Redemption

        The Issuers may redeem the Notes at any time prior to April 1, 2012, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) accrued and unpaid interest thereon to the redemption date and (iii) the Make-Whole Amount, if any, upon terms and conditions described in the Indenture (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). On or after April 1, 2012, the Issuers may redeem the Notes in whole or from time to time in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2012	103.375%
2013	102.250%
2014	101.125%
2015 and thereafter	100.000%

        In addition, at any time prior to April 1, 2010, the Issuers may redeem, on any one or more occasions (each, an "Equity Claw-back Redemption"), with all or a portion of the net cash proceeds of one or more Equity Offerings (within 60 days of the consummation of any such Equity Offering), up to 35% of the aggregate principal amount of the Notes at a redemption price (expressed as a percentage of the aggregate principal amount of the Notes so redeemed) equal to 106.750% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding immediately after each such redemption.

        After notice of optional redemption has been given as provided in the Indenture, if funds for the redemption of any Notes called for redemption have been made available on the redemption date, such Notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice and the only right of the holders of such Notes will be to receive payment of the redemption price.

        Notice of any optional redemption of any Notes will be given to holders at their addresses, as shown in the Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed.

        The Issuers will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed, the Trustee shall select, pro rata or by lot or by any other method that the Trustee considers fair and appropriate under the circumstances, the Notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for the Notes or in any integral multiple thereof.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

  (a)
  Suspension of certain covenants:    If on any date following the date of the First Supplemental Indenture:

  (i)
  the Notes are rated either Baa3 or better by Moody's or BBB- or better by S&P (the "Investment Grade Rating") (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency); and

    (ii)
    no Default or Event of Default shall have occurred and be continuing under the Indenture,

then, beginning on that date and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus supplement will no longer be applicable to the Notes (subject to reinstatement as described below):

  (1)
  "—Limitations on Incurrence of Debt";

  (2)
  "—Limitations on Restricted Payments";

  (3)
  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

  (4)
  "—Transactions with Affiliates";

  (5)
  "—Repurchase of Notes Upon a Change of Control"; and

  (6)
  "—Repurchase of Notes Upon an Asset Sale."

        Notwithstanding the foregoing, if the Investment Grade Rating should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants shall be reinstituted as of and from the date of such rating decline. The "—Limitations on Restricted Payments" covenant will be interpreted as if it had been in effect since the date of the First Supplemental Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that the Notes will ever achieve an investment grade rating or that any such rating will be maintained.

        Notwithstanding the foregoing, neither (x) the continued existence following the reinstatement of the foregoing covenants of facts and circumstances or obligations that were incurred or otherwise came into existence while the foregoing covenants were suspended nor (y) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of the foregoing covenants, shall constitute a breach of any such covenants or cause a Default or Event of Default thereunder, provided, however, that (A) Ventas, Inc. and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of the foregoing covenants and (B) Ventas, Inc. and its Restricted Subsidiaries did not reasonably believe that such incurrence or actions would result in such reinstatement. For purposes of clause (y) above, any increase in the consideration to be paid prior to such amendment or modification to the terms of an existing obligation following the reinstatement of the foregoing covenants that does not exceed 10% of the consideration that was to be paid prior to such amendment or modification shall not be deemed a "material" amendment or modification. For purposes of clauses (A) and (B) above, anticipation and reasonable belief may be determined by Ventas, Inc. and shall be conclusively evidenced by a board resolution to such effect adopted by the Board of Directors of Ventas, Inc. The Board of Directors of Ventas, Inc. in making its determination may, but need not, consult with Moody's or S&P, as applicable.

  (b)
  Fall-away of certain covenants:    If on any date following the date of the First Supplemental Indenture:

  (i)
  the Notes are rated both Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency); and

  (ii)
  no Default or Event of Default shall have occurred and be continuing under the Indenture,

then, beginning on that date and subject to the provisions of the following paragraph, the six covenants specifically listed in paragraph (a) above will no longer be applicable to the Notes (subject to reinstatement of the "—Limitations on Incurrence of Debt" covenant as described below).

        Notwithstanding the foregoing, if the rating assigned by both rating agencies specified in section (b)(i) above should subsequently decline to below Baa3 and BBB-, respectively, the "—Limitations on Incurrence of Debt" covenant shall be reinstituted as of and from the date of such ratings decline.

        Notwithstanding the foregoing, neither (x) the continued existence following the reinstatement of the foregoing covenant of facts and circumstances or obligations that were incurred or otherwise came into existence while the foregoing covenant was suspended nor (y) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of the foregoing covenant, shall constitute a breach of such covenant or cause a Default or Event of Default thereunder, provided, however, that (A) Ventas, Inc. and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of the foregoing covenant and (B) Ventas, Inc. and its Restricted Subsidiaries did not reasonably believe that such incurrence or actions would result in such reinstatement. For purposes of clause (y) above, any increase in the consideration to be paid prior to such amendment or modification to the terms of an existing obligation following the reinstatement of the foregoing covenant that does not exceed 10% of the consideration that was to be paid prior to such amendment or modification shall not be deemed a "material" amendment or modification. For purposes of clauses (A) and (B) above, anticipation and reasonable belief may be determined by Ventas, Inc. and shall be conclusively evidenced by a board resolution to such effect adopted by the Board of Directors of Ventas, Inc. The Board of Directors of Ventas, Inc. in making its determination may, but need not, consult with Moody's and S&P.

Limitations on Incurrence of Debt

        Ventas, Inc. will not, and will not permit any Restricted Subsidiary to, incur any additional Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas, Inc.'s and its Restricted Subsidiaries' outstanding Debt on a consolidated basis determined in accordance with GAAP would be greater than 60% of the sum of (without duplication):

  (1)
  the Total Assets of Ventas, Inc. and its Restricted Subsidiaries as of the end of the calendar quarter covered by Ventas, Inc.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, as of the end of the calendar quarter covered by Ventas, Inc.'s most recent report filed with the Trustee) prior to the incurrence of such additional Debt (the "Measurement Date"); and

  (2)
  the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire Real Estate Assets or mortgages receivable or used to reduce Debt), by Ventas, Inc. or any of its Restricted Subsidiaries on a consolidated basis since the Measurement Date (such sum of clauses (1) and (2) being collectively referred to as "Adjusted Total Assets").

        In addition to the above limitations on the incurrence of Debt, Ventas, Inc. will not, and will not permit any Restricted Subsidiary to, incur any Secured Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas, Inc.'s and its Restricted

Subsidiaries' outstanding Secured Debt on a consolidated basis in accordance with GAAP is greater than 40% of Adjusted Total Assets.

        In addition to the above limitations on the incurrence of Debt, Ventas, Inc. will not, and will not permit any Restricted Subsidiary to, incur any Debt (other than Permitted Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters ended on the Measurement Date shall have been less than 2.0x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

  (1)
  such Debt and any other Debt incurred by Ventas, Inc. and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had been incurred at the beginning of such period;

  (2)
  the repayment or retirement of any other Debt by Ventas, Inc. and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

  (3)
  in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate pro forma adjustments to, among other things Consolidated Income Available for Debt Service, with respect to such acquisition being included in such pro forma calculation; and

  (4)
  in the case of any acquisition or disposition by Ventas, Inc. or any of its Restricted Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate pro forma adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate in effect during the entire such four-quarter period had been the applicable rate for the entire such period; provided, however, that for purposes of calculating Annual Debt Service for Debt for which there is a corresponding Hedging Obligation, Annual Debt Service shall be calculated after giving effect to the Hedging Obligation.

Maintenance of Total Unencumbered Assets

        Ventas, Inc. and its Restricted Subsidiaries will maintain Total Unencumbered Assets as of the end of each fiscal quarter of not less than 150% of the aggregate outstanding principal amount of Ventas, Inc.'s and its Restricted Subsidiaries' Unsecured Debt as of the end of each fiscal quarter, all calculated on a consolidated basis in accordance with GAAP.

Limitations on Restricted Payments

        Ventas, Inc. will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Ventas, Inc.'s or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Ventas, Inc. or any of its Restricted Subsidiaries) or to the direct or indirect holders of Ventas, Inc.'s or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of Ventas, Inc. or (b) to Ventas, Inc. or any of its Restricted Subsidiaries);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Partnership) any Equity Interests of (a) the Partnership or any direct or indirect parent of the Partnership or (b) any Restricted Subsidiary, including a Permitted Joint Venture (in either case other than Equity Interests owned by Ventas, Inc. or any of its Restricted Subsidiaries);

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the stated maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default shall have occurred and be continuing under the Indenture;

  (2)
  Ventas, Inc. and its Restricted Subsidiaries could incur at least $1.00 of Debt (other than Permitted Debt) under the terms of the Indenture; and

  (3)
  the aggregate sum of all Restricted Payments made after the date of the First Supplemental Indenture, excluding Restricted Payments made pursuant to the following paragraph, shall not exceed the sum of:

  (a)
  95% of Ventas, Inc.'s and its Restricted Subsidiaries' aggregate cumulative Funds from Operations accrued on a cumulative basis from April 1, 2002;

  (b)
  the aggregate proceeds or values received after April 17, 2002 from the issuance or sale of Ventas, Inc.'s or the Partnership's Equity Interests (other than Disqualified Stock and Equity Interests sold to a Subsidiary of Ventas, Inc.), net of underwriting discounts, commissions, legal fees and similar offering expenses;

  (c)
  any dividends or other distributions received by Ventas, Inc. or any of its Restricted Subsidiaries after April 17, 2002 from an Unrestricted Subsidiary of Ventas, Inc., to the extent that such dividends were not otherwise included in Earnings from Operations of Ventas, Inc. for such period; and

  (d)
  to the extent that any Unrestricted Subsidiary of Ventas, Inc. is or was redesignated as a Restricted Subsidiary after April 17, 2002, the lesser of (i) the Fair Market Value of Ventas, Inc.'s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        Notwithstanding the foregoing, the limitations on Restricted Payments described above shall not apply to the following:

  (1)
  any distribution or other action which is necessary to maintain Ventas Inc.'s status as a REIT under the Code, if the aggregate principal amount of outstanding Debt of Ventas, Inc. and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of Adjusted Total Assets;

  (2)
  any distribution payable in Ventas, Inc.'s Equity Interests (other than Disqualified Stock);

  (3)
  so long as the Partnership is a partnership and no Default or Event of Default has occurred and is continuing under the Indenture, distributions to partners of the Partnership in an amount, with respect to any period after April 1, 2002, not to exceed the Tax Amount for such period;

  (4)
  the redemption, repurchase or other acquisition or retirement of any Equity Interests in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, Capital Stock to any person (other than to a Subsidiary of Ventas, Inc.); provided, however, that such net cash proceeds are excluded from clause 3(b) of the first paragraph of this covenant;

  (5)
  any redemption, repurchase or other acquisition or retirement of Subordinated Debt in exchange for, or out of the net cash proceeds of (a) a substantially concurrent issue and sale of, Capital Stock to any person (other than to a Restricted Subsidiary of Ventas, Inc.); provided, however, that any such net cash proceeds are excluded from clause 3(b) of the first paragraph of this covenant and not used under clause (4) of this paragraph or (b) Permitted Refinancing Debt;

  (6)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

  (7)
  pro rata dividends and other distributions on the Capital Stock of any Restricted Subsidiary by such Restricted Subsidiary to a Person other than Ventas, Inc. or any of its Restricted Subsidiaries;

  (8)
  the redemption, repurchase or other acquisition or retirement of any Capital Stock of Ventas, Inc. or any Restricted Subsidiary from any director, officer or employee of Ventas, Inc. or any Restricted Subsidiary, or from such person's estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (8) not to exceed $1.5 million in any twelve-month period;

  (9)
  the forgiveness of loans to current or former officers or directors of Ventas, Inc. in an aggregate principal amount since the date of the First Supplemental Indenture of up to $10.0 million; and

  (10)
  other Restricted Payments in an aggregate amount not to exceed $100.0 million since the date of the First Supplemental Indenture.

        Also, Ventas, Inc. and its Restricted Subsidiaries will not be prohibited from making the payment of any distribution within 60 days of the declaration thereof if at the date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

Transactions with Affiliates

        Ventas, Inc. will not, and will not permit its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate or 10% Stockholder (each, an "Affiliate Transaction"), unless the Affiliate Transaction is on terms that are no less favorable to Ventas, Inc. or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Ventas, Inc. or such Restricted Subsidiary with an unrelated Person; provided, however, that for an Affiliate Transaction with an aggregate value of $10.0 million or more, at Ventas, Inc.'s option, either:

  (1)
  a majority of the members of the Board of Directors of Ventas, Inc. who have no conflicting financial interest in the Affiliate Transaction shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Ventas, Inc.; or

  (2)
  the Board of Directors of Ventas, Inc. shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair to Ventas, Inc. or the applicable Restricted Subsidiary from a financial point of view.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

  (2)
  performance of all agreements in existence on the date of the First Supplemental Indenture and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to Ventas, Inc. or any of its Restricted Subsidiaries than the original agreement in effect on the date of the First Supplemental Indenture;

  (3)
  customary transactions in connection with a Qualified CMBS Transaction;

  (4)
  transactions between or among Ventas, Inc. and/or its Restricted Subsidiaries (other than any Permitted Joint Venture);

  (5)
  transactions with a Person (other than a Permitted Joint Venture and its Subsidiaries) that is an Affiliate of Ventas, Inc. or any of its Restricted Subsidiaries solely because Ventas, Inc. or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

  (6)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of Ventas, Inc. or any of its Restricted Subsidiaries; and

  (7)
  Restricted Payments that are permitted by the provisions of the Indenture described above under "—Limitations on Restricted Payments."

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Ventas, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Partnership or any Excluded Joint Venture) to:

  (1)
  pay dividends or make any other distributions on their Capital Stock to Ventas, Inc. or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, their profits, or pay any indebtedness owed to Ventas, Inc. or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Ventas, Inc. or any of its Restricted Subsidiaries; or

  (3)
  transfer any of their properties or assets to Ventas, Inc. or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Debt and Credit Facilities as in effect on the date of the First Supplemental Indenture and any amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided, however, that the amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the First Supplemental Indenture;

  (2)
  the Indenture, the Notes and the Guarantees of the Notes;

  (3)
  applicable law;

  (4)
  any instrument governing Debt or Capital Stock of a Person acquired by Ventas, Inc. or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person; so acquired, provided, however, that, in the case of Debt, such Debt was permitted by the terms of the Indenture to be incurred;

  (5)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (6)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of the stock or assets of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

  (8)
  Liens securing Debt otherwise permitted to be incurred by the Indenture or negative covenants with respect to Debt permitted to be secured by Liens that limit the right of the debtor to dispose of the assets subject to such Liens or permitted to be subject to such Liens;

  (9)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

  (10)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Restrictions on Activities of Ventas Capital

        In addition to the other restrictions set forth in the Indenture, the Indenture will provide that Ventas Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, however, that Ventas Capital may be a co-obligor with respect to Debt if the Partnership is a primary obligor of such Debt and the net proceeds of such Debt are received by the Partnership or one or more of its Restricted Subsidiaries other than Ventas Capital.

Additional Guarantees

        If Ventas, Inc. acquires or creates another Subsidiary after the date of the First Supplemental Indenture, other than an Excluded Joint Venture or a Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Excluded Joint Venture or an Unrestricted Subsidiary, then that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture and deliver a customary opinion of counsel satisfactory to the Trustee within ten Business Days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Ventas, Inc. may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default under the Indenture. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Ventas, Inc. and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under "—Limitations on Restricted Payments" or Permitted Investments, as determined by Ventas, Inc. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Ventas, Inc. may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of Ventas, Inc. of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under the covenant described under "—Limitations on Incurrence of Debt," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence under the Indenture following such designation.

Existence

        Except as permitted as described below under "—Merger, Consolidation or Sale," Ventas, Inc. and its Restricted Subsidiaries will agree to do all things necessary to preserve and keep their existence, rights and franchises; provided, however, that the existence of a Restricted Subsidiary may be terminated if the Board of Directors of Ventas, Inc. determines that it is in the best interests of Ventas, Inc. to do so.

Provision of Financial Information

        The Issuers and each Guarantor shall:

  (1)
  file with the Trustee, within 15 days after the Issuers or such Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuers or such Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the

    Exchange Act; or, if the Issuers or such Guarantor is not required to file information, documents or reports pursuant to either of such Sections, then they/it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

  (2)
  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuers and such Guarantor with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

  (3)
  transmit by mail to the holders of debt securities issued under the Base Indenture, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by the Issuers or any Guarantor pursuant to paragraphs (1) and (2) set forth above as may be required by rules and regulations prescribed from time to time by the Commission.

        If Ventas, Inc. has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the financial information required will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Ventas, Inc. and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Ventas, Inc.

        The availability of the foregoing materials on the Commission's website or on Ventas, Inc.'s website shall be deemed to satisfy the foregoing delivery obligations.

Merger, Consolidation or Sale

        Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Ventas, Inc. is the surviving corporation); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Persons; unless:

  (1)
  either: (a) Ventas, Inc. is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ventas, Inc. under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists under the Indenture; and

  (4)
  Ventas, Inc. or the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the covenant described above under "—Limitations on Incurrence of Debt."

        In addition, in the case of any lease of all or substantially all of its properties or assets (other than to an unaffiliated operator in the ordinary course of business), in one or more related transactions, to any other Person the terms of the lease must be reasonably acceptable to the Trustee or to the holders of a majority in principal amount of the Notes. This "Merger, Consolidation or Sale" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Ventas, Inc. and its Restricted Subsidiaries.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the Indenture with the same effect as if such successor initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

Repurchase of Notes Upon a Change of Control

        If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to purchase some or all (in principal amounts of $1,000 or an integral multiple of $1,000) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), unless, after giving pro forma effect to the Change of Control, (i) Moody's and S&P shall have confirmed their ratings of the Notes at Ba3 or higher and BB- or higher, respectively, (ii) the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters ended on the most recent Measurement Date prior to the date of such Change of Control after such Change of Control is at least equal to the ratio of Consolidated Income Available for Debt Service to Annual Debt Service prior to such Change of Control and (iii) the Person formed by or surviving any consolidation or merger (if other than the Partnership) or to which any sale, assignment, transfer, conveyance or other disposition has been made forming the basis of the Change of Control is principally engaged in a Permitted Business.

        Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). If a Change of Control Offer is required, within ten Business Days following a Change of Control, the Issuers will mail a notice to each holder describing the Change of Control and offering to repurchase Notes on a specified date (the "Change of Control Payment Date"). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

  (1)
  accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

  (2)
  deposit the Change of Control Payment with the paying agent in respect of all Notes so accepted; and

  (3)
  deliver to the Trustee the Notes accepted and an officers' certificate stating the aggregate principal amount of all Notes purchased by the Issuers.

        The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

        The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the covenant described above by virtue of that compliance.

        A third party, instead of the Issuers, may make the Change of Control Offer in compliance with the requirements set forth in the Indenture and purchase all Notes properly tendered and not withdrawn. In addition, the Issuers will not be obligated to make or consummate a Change of Control Offer with respect to the Notes, if they have irrevocably elected to redeem all of the Notes under provisions described under "—Optional Redemption" and have not defaulted in their redemption obligations. The provisions under the Indenture relating to the Issuers' obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

        Some change of control events may constitute a default under the Credit Agreement. Future indebtedness of the Partnership or the Guarantors may contain prohibitions on the events that constitute a Change of Control. Certain Existing Debt requires and future indebtedness may require the indebtedness to be purchased or repaid if a Change of Control occurs. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not. Finally, the Issuers' ability to pay cash to the holders of Notes, if required to do so, may be limited by their then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Relating to the Notes—If we experience a change in control, we may be unable to purchase the notes you hold as required under the indenture governing the notes."

Repurchase of Notes Upon an Asset Sale

        Ventas, Inc. will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Ventas, Inc. (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the Fair Market Value is set forth in an officers' certificate delivered to the Trustee, provided, however that this clause (2) will not apply to sales of assets pursuant to contracts in effect on the date of the First Supplemental Indenture; and

  (3)
  at least 75% of the consideration received in the Asset Sale by Ventas, Inc. or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on Ventas, Inc.'s or such Restricted Subsidiaries' most recent balance sheet, of Ventas, Inc. or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary of Ventas, Inc., only to the extent of the reduction in the amount of such liabilities on Ventas, Inc.'s consolidated balance sheet;

  (b)
  any securities, Notes or other obligations received by Ventas, Inc. or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Ventas, Inc. or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

  (c)
  the cash amount drawable by Ventas, Inc. under any irrevocable letter of credit provided to Ventas, Inc. as consideration for such Asset Sale (provided that such amount is drawn before the expiration of such irrevocable letter of credit); and

  (d)
  any other consideration received in Asset Sales since the date of the First Supplemental Indenture that is designated by Ventas, Inc. as "Designated Cash Consideration"; provided, however, that the aggregate Fair Market Value of all Designated Cash Consideration does not exceed 10% of Consolidated Net Tangible Assets.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale or Qualified CMBS Transaction, Ventas, Inc. may apply those Net Proceeds:

  (1)
  to repay Debt and other Obligations under a Credit Facility;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

  (3)
  to make a capital expenditure;

  (4)
  to acquire or enter into a legally binding obligation to acquire Replacement Assets; or

  (5)
  to acquire other long-term assets that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds, Ventas, Inc. may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales or Qualified CMBS Transactions that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuers will make an Asset Sale Offer or Qualified CMBS Transaction Offer, as applicable, to all holders of Notes and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in the Indenture (including without limitation the holders of notes outstanding under the Issuers' existing indentures) with respect to offers to purchase or redeem with the proceeds of sales of assets or in connection with securitizations to purchase the maximum principal amount of Notes and such other pari passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer or Qualified CMBS Transaction Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer or a Qualified CMBS Transaction Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Debt tendered into such Asset Sale Offer or Qualified CMBS

Transaction Offer, as applicable, exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer and Qualified CMBS Transaction Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or Qualified CMBS Transaction Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale or Qualified CMBS Transaction provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale or Qualified CMBS Transaction provisions of the Indenture by virtue of such conflict.

        Some Asset Sales and Qualified CMBS Transactions may constitute a default under the Credit Agreement. Future indebtedness of the Partnership or the Guarantors may contain prohibitions on Asset Sales or Qualified CMBS Transactions. Certain Existing Debt requires and future indebtedness may require the indebtedness to be purchased or repaid if an Asset Sale or Qualified CMBS Transaction occurs. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such indebtedness, even if the Assets Sale or Qualified CMBS Transaction themselves do not. Finally, the Issuers' ability to pay cash to the holders of Notes, if required to do so, may be limited by their then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Events of Default, Notice and Waiver

        The Indenture provides that the term "Event of Default" with respect to the Notes means any of the following:

  (1)
  Ventas, Inc. or its Restricted Subsidiaries do not pay the principal or any premium on the Notes when due and payable;

  (2)
  Ventas, Inc. or its Restricted Subsidiaries do not pay interest on the Notes within 30 days after the applicable due date;

  (3)
  Ventas, Inc. or its Restricted Subsidiaries fail to make or consummate a Change of Control Offer following a Change of Control when required as described under "—Certain Covenants—Repurchase of Notes Upon a Change of Control";

  (4)
  Ventas, Inc. or its Restricted Subsidiaries remain in breach of any other term of the Indenture for 60 days after they receive a notice of Default stating they are in breach. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may send the notice;

  (5)
  Final judgments aggregating in excess of $50.0 million (exclusive of amounts covered by insurance) are entered against Ventas, Inc. and its Restricted Subsidiaries and are not paid, discharged or stayed for a period of 60 days;

  (6)
  Ventas, Inc. or its Restricted Subsidiaries default under any of their indebtedness in an aggregate principal amount exceeding $50.0 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an Event of Default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after Ventas, Inc. or its Restricted Subsidiaries receives notice specifying the default and requiring that they discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may send the notice; or

  (7)
  Ventas, Inc. or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

Remedies If an Event of Default Occurs

        If an Event of Default with respect to the Notes has occurred and has not been cured, either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount of the Notes to be due and immediately payable by written notice to the Partnership, Ventas, Inc. and the Trustee. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Notes will be automatically accelerated, without any action by the Trustee or any holder. At any time after the Trustee or the holders have accelerated the Notes, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind and annul such acceleration.

        The Trustee will be required to give notice to the holders of Notes within 90 days after a Default under the Indenture unless the Default has been cured or waived. The Trustee may withhold notice to the holders of the Notes of any Default, except a Default in the payment of the principal of or interest on the Notes, if specified responsible officers of the Trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of Default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders of Notes unless such holders offer the Trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture, subject to certain limitations.

        Before a holder bypasses the Trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the Notes, the following must occur:

  (1)
  The holder must give the Trustee written notice that an Event of Default with respect to the Notes has occurred and remains uncured;

  (2)
  The holders of at least a majority in principal amount of all outstanding Notes must make a written request that the Trustee take action because of the Default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

  (3)
  The Trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  (4)
  The holders of at least a majority in principal amount of all outstanding Notes must not have given the Trustee a direction inconsistent with such request within such 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any Note after its due date.

        Within 120 days after the end of each fiscal year, Ventas, Inc. will furnish to the Trustee a written statement by certain of Ventas, Inc.'s officers certifying that to their knowledge Ventas, Inc. and its Restricted Subsidiaries are in compliance with the Indenture and the Notes, or else specifying any Default.

No Liability for Certain Persons

        No director, officer, employee or stockholder of Ventas, Inc. or any of its Subsidiaries, as such, will have any liability for any obligations of Ventas, Inc. or any of its Subsidiaries under the Notes or the Indenture based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration or the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Modification of the Indenture

        Except as provided in the next two succeeding paragraphs, the Indenture and/or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding debt securities issued under the Base Indenture affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and any existing Default, Event of Default (other than a Default or Event of Default in the payment of the principal or premium, if any, of or interest on the debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities issued under the Base Indenture affected thereby voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under "—Certain Covenants—Repurchase of Notes Upon a Change of Control" and "—Certain Covenants—Repurchase of Notes Upon an Asset Sale");

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

  (5)
  make any Note payable in money other than that stated in the Notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

  (7)
  waive a redemption payment with respect to any Note (other than provisions relating to the covenants described above under "—Certain Covenants—Repurchase of Notes Upon a Change of Control" and "—Certain Covenants—Repurchase of Notes Upon an Asset Sale");

  (8)
  release any Guarantor from any of its obligations under its Guarantee of the Notes or the Indenture, except in accordance with the terms of the Indenture; or

  (9)
  make any change in the amendment and waiver provisions set forth in clauses (1) through (8).

        Notwithstanding the preceding, without the consent of any holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes issued thereunder:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of the Issuers' obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

  (4)
  to add additional Guarantees with respect to the Notes;

  (5)
  to secure the Notes;

  (6)
  to make any other change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

  (7)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

        Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote, if the Issuers have deposited or set aside in trust for the holders money for their payment or redemption or if the Issuers or one of their affiliates own them. The holders of Notes are also not eligible to vote if they have been fully defeased as described below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance."

Sinking Fund

        The Notes are not entitled to any sinking fund payments.

The Trustee; Registrar and Paying Agent

        U.S. Bank National Association is the Trustee under the Indenture. The Issuers have initially designated the Trustee as the registrar and paying agent for the Notes. Payments of interest and principal will be made, and the Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the Indenture. For Notes that are issued in book-entry form represented by a global security, payments will be made to a nominee of the depository. The Trustee is also the trustee under each of the indentures relating to the Existing Notes.

Discharge, Defeasance and Covenant Defeasance

Discharge

        The Issuers may discharge all of their obligations to the holders of Notes (other than the obligation to register transfers and exchanges) that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the Trustee, in trust, cash in U.S. dollars, non-callable U.S. government agency notes or bonds or a combination thereof, in such amounts as will be sufficient to pay all of the Notes, including any premium and interest payable thereon.

Full Defeasance

        The Issuers can, under particular circumstances, effect a full defeasance of the Notes. This means the Issuers can legally release themselves and the Guarantors from any payment or other obligations on the Notes (other than the obligation to register transfers and exchanges) if, among other things, the Issuers put in place the arrangements described below to repay the holders of the Notes and deliver certain certificates and legal opinions to the Trustee:

  (1)
  The Issuers must irrevocably deposit in trust for the benefit of all direct holders of the Notes money or U.S. government or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds), or any combination thereof, that will generate enough cash to make interest, principal and any other payments on the Notes on their due date;

  (2)
  The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing holders of the Notes to be taxed on the Notes any differently than if the Issuers did not make the deposit and just repaid the Notes themselves. Under current federal income tax law, the deposit and the Issuers' legal release from the Notes would be treated as though the Issuers took back the Notes and gave each holder of the Notes such holder's share of the cash and notes or bonds deposited in trust. In that event, the holders of the Notes could recognize gain or loss on the Notes such holder gives back to the Issuers; and

  (3)
  The Issuers must deliver to the Trustee a legal opinion confirming the tax law change or IRS ruling described above.

        If the Issuers did accomplish full defeasance, the holders of the Notes would have to rely solely on the trust deposit for repayment on the Notes. The holders of the Notes could not look to the Issuers or the Guarantors for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Issuers' lenders and other creditors if the Issuers ever became bankrupt or insolvent.

Covenant Defeasance

        Under current federal income tax law, the Issuers can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture and the Notes. This is called "covenant defeasance." In that event, the holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay their Notes.

        If the Issuers accomplish covenant defeasance, the following provisions of the Indenture and the Notes would no longer apply:

  (1)
  any covenants applicable to the Notes and described in this prospectus supplement; and

  (2)
  certain Events of Default relating to breach of covenants, material unsatisfied judgments and acceleration of the maturity of other debt set forth in this prospectus supplement.

        If the Issuers accomplish covenant defeasance with respect to the Notes, the holders of the Notes can still look to the Issuers for repayment of their Notes if a shortfall in the trust deposit occurs. If one of the remaining Events of Default occurs, for example, the Issuers' bankruptcy, and the Notes become immediately due and payable, there may be a shortfall. Depending on the event causing the Default, the holders of the Notes may not be able to obtain payment of the shortfall.

        The Issuers may exercise their full defeasance option notwithstanding any prior exercise of their covenant defeasance option.

Additional Information

        Anyone who receives this prospectus supplement may obtain a copy of the Indenture without charge by writing to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: T. Richard Riney, General Counsel.

Book-Entry System and Form of Notes

        The Notes will be issued in the form of one or more fully registered global notes without coupons that will be deposited with The Depository Trust Company, New York, New York ("DTC"), and registered in the name of its nominee, Cede & Co. This means that the Issuers will not issue certificates to each owner of Notes. The global notes will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Notes. The participant will then keep a record of its clients who purchased the Notes. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note as a whole to one another.

        DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its Direct Participants are on file with the Commission.

        DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in the Notes evidenced by a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Direct Participants) and records of Direct Participants (with respect to beneficial interests of persons who hold through Direct Participants). Neither we nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Direct Participants relating to beneficial ownership interests in the Notes. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair your ability to own, pledge or transfer beneficial interests in the global note.

        So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global note for all purposes under the Indenture. Except as described below, as an owner of a beneficial interest in Notes evidenced by a global note you will not be entitled to have any of the individual Notes represented by such global note registered in your name, you will not receive or be entitled to receive physical delivery of any such Notes in definitive form and you will not be considered the owner or holder thereof under the Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, you must rely on the procedures of DTC and, if you are not a Direct Participant, on the procedures of the Direct Participant through which you own your interest, to exercise any rights of a holder under the Indenture. We understand that, under existing industry practice, if the Issuers request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the Direct Participants holding the relevant beneficial interest to give or take such action, and such Direct Participants would authorize beneficial owners through such Direct Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, any premium, if any, and any interest or additional amount on, individual Notes represented by a global note registered in the name of the holder of the global note or its nominee will be made by the Trustee to or at the direction of the holder of the global note or its nominee, as the case may be, as the registered owner of the global note under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose name Notes, including a global note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest or additional amounts payable thereon).

        We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Direct Participants with such payments in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by Direct Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Direct Participants. Redemption notices with respect to the Notes will be sent to the holder of the global note (i.e., DTC, its nominee or any subsequent holder). If less than all of the Notes are to be redeemed, we expect the holder of the global note or global notes to determine the amount of interest of each Direct Participant in the Notes to be redeemed by lot. Neither the Issuers, the Trustee, any paying agent nor the security registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global note.

        Neither the Issuers nor the Trustee will be liable for any delay by the holder of a global note or DTC in identifying the beneficial owners of Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global note or DTC for all purposes.

        The Notes, which are represented by a global note or global notes, will be exchangeable for certificated Notes with the same terms in authorized denominations only if:

  •
  DTC notifies the Issuers that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by the Issuers within 90 days; or

  •
  the Issuers determine not to require all of the Notes to be represented by a global note and notify the Trustee of that decision, in which case the Issuers will issue individual Notes in denominations of $1,000 and integral multiples thereof.

Same Day Settlement and Payment

        The underwriters will make settlement for the Notes in immediately available funds. The Issuers will make all payments of principal and interest in respect of the Notes in immediately available funds. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the Notes are issued in certificated form, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. We expect that secondary trading in the certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Governing Law

        The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

        "Acquired Debt" means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Adjusted Book Value" means, as of any date (a) with respect to any (i) Real Estate Asset that was owned as of April 17, 2002 and continued to be owned as of such date of determination by Ventas, Inc. or any of its Restricted Subsidiaries and (ii) Reacquired Qualified CMBS Real Estate Assets, in each case, (1) the Real Estate Revenues specified for such Real Estate Asset on a schedule attached to the Indenture, divided by 0.0925, plus (2) any annualized incremental rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right of the Partnership with respect to such Real Estate Asset (whether by agreement or exercise of such right or otherwise), divided by 0.0925, (b) with respect to any Real Estate Assets acquired after April 17, 2002 that are owned by Ventas, Inc. or any of its Restricted Subsidiaries as of such date of determination (other than Reacquired Qualified CMBS Real Estate Assets), the cost (original cost plus capital improvements, before depreciation and amortization) of such Real Estate Asset and (c) with respect to all other assets as of any date of determination, the book value of such asset as of such date, in each case on a consolidated basis determined in accordance with GAAP. For the purpose of clause (2) of this definition, "annualized incremental rental revenue" in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right (whether by agreement or exercise of such right or otherwise) over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Ventas, Inc. or any of its Restricted Subsidiaries) in whom a special purpose entity makes an Investment in connection with a Qualified CMBS Transaction will be deemed to be an Affiliate of Ventas, Inc. or any of its Restricted Subsidiaries solely by reason of such Investment.

        "Annual Debt Service" as of any date means the amount which was expensed in the four consecutive fiscal quarters ending on the most recent Measurement Date for interest on Debt of Ventas, Inc. and its Restricted Subsidiaries excluding (1) amortization of debt discount and deferred financing cost, (2) all gains and losses associated with the unwinding or break-funding of interest rate swap agreements, (3) the impact of that certain interest rate cap agreement between the Partnership and Bank of America, N.A., dated December 11, 2001, (4) the write-off of unamortized deferred financing fees, (5) prepayment fees, premiums and penalties and (6) non-cash swap ineffectiveness charges.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition by Ventas, Inc. or any of its Restricted Subsidiaries of any assets, other than leases of Real Estates Assets and sales of products and services, in each case, in the ordinary course of business consistent with past practices; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets of Ventas, Inc. or any of its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under "—Certain Covenants—Repurchase of Notes Upon a Change of Control" and/or the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale" and not by the provisions of the Indenture described above under "—Certain Covenants—Repurchase of Notes Upon an Asset Sale"; and

  (2)
  the issuance of Equity Interests by any of Ventas, Inc.'s Restricted Subsidiaries or the sale of Equity Interests in any of Ventas, Inc.'s Restricted Subsidiaries.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

  (2)
  a transfer of assets between or among Ventas, Inc. or any of its Restricted Subsidiaries (other than any Permitted Joint Ventures);

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary to Ventas, Inc. or to another Restricted Subsidiary;

  (4)
  the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment that is permitted by the covenant described above under "—Certain Covenants—Limitations on Restricted Payments" or any Permitted Investment;

  (7)
  any Asset Swap;

  (8)
  any issuance of Equity Interests (other than Disqualified Stock) by the Partnership in order to acquire assets used or useful in a Permitted Business; and

  (9)
  any sale, transfer, conveyance or other disposition of assets of the type specified in the definition of "Qualified CMBS Transaction" to an Unrestricted Subsidiary for the Fair Market Value thereof, including cash received at the time of such sale, transfer, conveyance or disposition in an amount at least equal to 65% of the Adjusted Book Value thereof as determined in accordance with GAAP.

        "Asset Swap" means an exchange by Ventas, Inc. or any of its Restricted Subsidiaries of property or assets for property or assets of another Person; provided, however, that (i) Ventas, Inc. or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the Fair Market Value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of Ventas, Inc.'s or such Restricted Subsidiaries' Board of Directors set forth in an officers' certificate delivered to the Trustee), and (ii) at least 75% of the consideration for such exchange constitutes assets or other property of a kind usable by Ventas, Inc. or any of its Restricted Subsidiaries in a Permitted Business; provided, however, that any consideration not constituting assets or property of a kind usable by Ventas, Inc. or any of its Restricted Subsidiaries in a Permitted Business received by Ventas, Inc. or any of its Restricted Subsidiaries in connection with any exchange permitted to be consummated under "—Certain Covenants—Repurchase of Notes Upon an Asset Sale" shall constitute Net Proceeds subject to the provisions under "—Certain Covenants—Repurchase of Notes Upon an Asset Sale."

        "Board of Directors" means:

  (1)
  with respect to a corporation, the Board of Directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close.

        "Capital Stock" means, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

        "Capitalized Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Cash Equivalents" means demand deposits, certificates of deposit or repurchase agreements with banks or financial institutions, marketable obligations of the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, "P-2" or better by Moody's or "A-2" or better by S&P and repurchase obligations with a term of not more than 10 days for underlying securities supported by the full faith and credit of the United States of America, and money market funds substantially all of whose investments constitute Cash Equivalents.

        "Change of Control" means (i) such time as any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Ventas, Inc. on a fully diluted basis; provided, however, that a person shall not be deemed to be the beneficial owner of securities subject to a merger, stock purchase, subscription or other agreement, if the acquisition of such securities is subject to conditions outside of such person's control, until such acquisition actually occurs; (ii) the first day on which the Partnership ceases to be a Restricted Subsidiary of Ventas, Inc. or (iii) the first day on which the Partnership fails to own 100% of the issued and outstanding Equity Interests of Ventas Capital.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of Ventas, Inc. and its Restricted Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) total interest expense of Ventas, Inc. and its Restricted Subsidiaries for such period, including interest or distributions on Debt of Ventas, Inc. and its Restricted Subsidiaries; (2) provision for taxes based on income or profits or the Tax Amount of Ventas, Inc. and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Income Available for Debt Service; (3) amortization of debt discount and deferred financing costs; (4) provisions for gains and losses on properties; (5) depreciation and amortization (excluding amortization of prepaid cash expenses that were paid in a prior period); (6) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period; (7) amortization of deferred charges; and (8) the aggregate amount of all non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), determined on a consolidated basis, to the extent such items increased or decreased Earnings from Operations for such period.

        "Consolidated Net Tangible Assets" means, as of any date, all tangible assets of Ventas, Inc. and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP and classified as such on the consolidated balance sheet of Ventas, Inc. and its Restricted Subsidiaries.

        "Credit Agreement" means that certain Credit and Guaranty Agreement, dated as of April 26, 2006, by and among the Partnership, Ventas, Inc. and the other guarantors identified therein, Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and the lenders party thereto providing for up to $500.0 million of revolving credit borrowings, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, increased, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

        "Debt" of Ventas, Inc. or any of its Restricted Subsidiaries means, without duplication, any indebtedness of Ventas, Inc. or any Restricted Subsidiary, whether or not contingent, in respect of: (1) borrowed money or evidenced by bonds, notes, debentures or similar instruments; (2) indebtedness for borrowed money secured by any encumbrance existing on property owned by Ventas, Inc. or its Restricted Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the Fair Market Value of the property subject to such encumbrance; (3) the reimbursement obligations in connection with any letters of credit actually drawn or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligations or obligations under any title retention agreement; (4) the principal amount of all obligations of Ventas, Inc. and its Restricted Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock; (5) any lease of property by Ventas, Inc. or any of its Restricted Subsidiaries as lessee which is reflected on Ventas, Inc.'s or such Restricted Subsidiaries' consolidated balance sheet as a Capitalized Lease Obligation, to the extent, in the case of items of indebtedness under clauses (1) through (5) above, that any such items would appear as a liability on Ventas, Inc.'s or such Restricted Subsidiaries' consolidated balance sheet in accordance with GAAP; or (6) the liquidation preference of any Disqualified Stock of Ventas, Inc. or of any shares of preferred stock of any of its Restricted Subsidiaries.

        Debt also includes, to the extent not otherwise included, any obligation by Ventas, Inc. and its Restricted Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Ventas, Inc. or any of its Restricted Subsidiaries); it being understood that Debt shall be deemed to be incurred by Ventas, Inc. or any of its Restricted Subsidiaries whenever Ventas, Inc. or such Restricted Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided, however, that a Person shall not be deemed to have incurred Debt (or be liable with respect to such Debt) by virtue of Standard Securitization Undertakings.

        Debt shall not include (a) Debt arising from agreements of Ventas, Inc. or any Restricted Subsidiary providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or (b) contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices. In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

        "Default" means, with respect to the Indenture and the Notes, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than as described under "—Certain Covenants—Repurchase of Notes Upon a Change of Control"), (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the stated maturity of the Notes.

        "Earnings from Operations" for any period means the consolidated net income of Ventas, Inc. and its Restricted Subsidiaries without reduction for any minority interests, excluding gains and losses on sales of investments, extraordinary items (including, in any event, losses on extinguishment of debt), distributions on equity securities, property valuation losses, and the net income of any Person, other than a Restricted Subsidiary of Ventas, Inc. (except to the extent of cash dividends or distributions paid to Ventas, Inc. or any Restricted Subsidiary) as reflected in the financial statements of Ventas, Inc. and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any underwritten public offering of Capital Stock of Ventas, Inc., the proceeds of which, in an amount equal to or exceeding the amount of any Equity Claw-back Redemption, are contributed to the Partnership as a capital contribution.

        "Excluded Joint Venture" means any Permitted Joint Venture created or acquired after April 17, 2002; provided, however, that the only Investments made by Ventas, Inc. and its Restricted Subsidiaries in such Permitted Joint Venture are made pursuant to clause (10) or (11) of the definition of Permitted Investments or are Restricted Payments permitted by the covenant described above under "—Certain Covenants—Limitations on Restricted Payments."

        "Existing Debt" means Debt of Ventas, Inc. and its Restricted Subsidiaries (other than Debt under the Credit Agreement) in existence on the date of the First Supplemental Indenture, until such amounts are repaid.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of Ventas, Inc. in good faith.

        "Funds from Operations" for any period means Earnings from Operations for such period plus amounts that have been deducted, and minus amounts that have been added, for the following (without duplication): (1) provision for taxes of Ventas, Inc. and its Restricted Subsidiaries based on income; (2) amortization of debt discount and deferred financing costs; (3) provisions for gains and losses on properties and property depreciation and amortization; (4) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period; (5) amortization of deferred charges; (6) gains (and losses) associated with the termination, in whole or in part, of any interest rate swap agreement; (7) the write-off of unamortized deferred financing fees; and (8) prepayment fees, premiums and penalties.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

        "Guarantors" means, with respect to the Notes, each of (1) Ventas, Inc. and (2) any Restricted Subsidiary of Ventas, Inc. (other than an Excluded Joint Venture) that executes a Guarantee of the Notes in accordance with the provisions of the Indenture; and, in each case, their respective successors and assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee of the Notes is released in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

        "incur" means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Debt. The term "incurrence" when used as a noun shall have a correlative meaning.

        "Interest Payment Date" has the meaning set forth in the Indenture and the Notes.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Ventas, Inc. or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Ventas, Inc. or such Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Ventas, Inc., Ventas, Inc. or such Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed. The acquisition by Ventas, Inc. or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Ventas, Inc. or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

        "Issue Date" means the date on which the Notes are originally issued under the Indenture.

        "Kindred Reset Right" means, with respect to any Real Estate Asset, the one-time right of the Partnership to reset the rents with respect to such Real Estate Asset under any of the four amended and restated master lease agreements dated April 20, 2001 between the Partnership and Kindred Healthcare, Inc., as amended from time to time, exercised by notice given on May 9, 2006, to a then fair market rental rate.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified CMBS Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Make-Whole Amount" means, in connection with any optional redemption of the Notes, the excess, if any, of: (1) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date a notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or payment had not been made, over (2) the aggregate principal amount of the Notes being redeemed or paid.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by Ventas, Inc. or any of its Restricted Subsidiaries in respect of any Asset Sale or Qualified CMBS Transaction (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Qualified CMBS Transaction), net of the (i) amount required to be distributed to the stockholders by Ventas, Inc. as a result of such Asset Sale or Qualified CMBS Transaction in order to maintain its status as a REIT under the Code and (ii) direct costs relating to such Asset Sale or Qualified CMBS Transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Qualified CMBS Transaction, taxes paid or payable as a result of the Asset Sale or Qualified CMBS Transaction and, without duplication, all distributions to equity holders in respect of taxes, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Debt, other than Debt under a Credit Facility and Debt that is pari passu with the Notes containing provisions similar to those set forth in the Indenture, and appropriate amounts to be provided by Ventas, Inc. or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Qualified CMBS Transaction and retained by Ventas, Inc. or any Restricted Subsidiary, as the case may be, after such Asset Sale or Qualified CMBS Transaction, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Qualified CMBS Transaction; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Proceeds.

        "Non-Recourse Debt" means Debt:

  (1)
  as to which neither Ventas, Inc. nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), other than pursuant to Standard Securitization Undertakings, (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to Standard Securitization Undertakings, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the debt securities issued under the Base Indenture) of Ventas, Inc. or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Ventas, Inc. or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

        "Permitted Business" means any business activity (including Permitted Mortgage Investments) related to properties constituting or used as skilled nursing home centers, hospitals, personal healthcare facilities, assisted living facilities, independent living facilities, medical office buildings, continuum of care facilities, life care facilities, sheltered care facilities, seniors housing, senior living facilities or other properties customarily constituting assets of a REIT, plus any other business that Ventas, Inc. and its Restricted Subsidiaries are engaged in on the date of the First Supplemental Indenture and such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

        "Permitted Debt" means:

  (1)
  Permitted Refinancing Debt;

  (2)
  Debt under Credit Facilities in an aggregate principal amount (including all Permitted Refinancing Debt incurred with respect thereto) not to exceed at any one time outstanding an amount equal to $600.0 million less the aggregate amount of Net Proceeds of Asset Sales that have been applied since the date of the First Supplemental Indenture to repay Debt under Credit Facilities or Permitted Refinancing Debt incurred with respect thereto pursuant to clause (1) of the second paragraph of the covenant described above under "—Repurchase of Notes Upon an Asset Sale." Debt outstanding under Credit Facilities on the date of the First Supplemental Indenture will be deemed to have been incurred pursuant to clause (2) of this definition; and

  (3)
  other Debt in an aggregate principal amount not to exceed $100.0 million at any one time outstanding.

        "Permitted Investments" means:

  (1)
  any Investment in Ventas, Inc. or any of its Restricted Subsidiaries;

  (2)
  any Investment in Permitted Mortgage Investments in the ordinary course of business or in Cash Equivalents;

  (3)
  any Investment by Ventas, Inc. or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Subsidiary of Ventas, Inc. or such Restricted Subsidiary and a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ventas, Inc. or any of its Restricted Subsidiaries that is a Guarantor;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "—Certain Covenants—Repurchase of Notes Upon an Asset Sale";

  (5)
  any acquisition of assets to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Ventas, Inc. or the Partnership;

  (6)
  any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (7)
  Hedging Obligations;

  (8)
  intercompany Debt and Guarantees, in either case, to the extent permitted under the "—Limitations on Incurrence of Debt" covenant;

  (9)
  any Investment by Ventas, Inc. or any of its Restricted Subsidiaries acquired as a result of a transfer of assets to an Unrestricted Subsidiary in connection with a Qualified CMBS Transaction permitted by clause (9) of the definition of "Asset Sale";

  (10)
  any Investment in Permitted Joint Ventures when taken together with all other Investments made pursuant to this clause (10) since the date of the First Supplemental Indenture does not exceed the greater of (i) $100.0 million or (ii) 10% of Ventas, Inc.'s Consolidated Net Tangible Assets; and

  (11)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the First Supplemental Indenture does not exceed $200.0 million.

        "Permitted Joint Venture" means any entity owned 50% or more by Ventas, Inc. and/or any of its Restricted Subsidiaries, if such entity (a) is engaged in a Permitted Business, (b) is designated as a Restricted Subsidiary (if more than 50% owned) and (c) Ventas has the right to appoint at least half of the Board of Directors or similar governing body of such entity.

        "Permitted Mortgage Investment" means any investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, personal healthcare facility, assisted living facility, independent living facility, medical office building, continuum of care facility, life care facility, sheltered care facility, seniors housing, senior living facility or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or seniors housing property.

        "Permitted Refinancing Debt" means any Debt of Ventas, Inc. or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of Ventas, Inc. or any of its Restricted Subsidiaries (other than intercompany Debt); provided, however, that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Debt is incurred either by Ventas, Inc. or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, real estate investment trust, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualified CMBS Transaction" means any transaction or series of transactions entered into by Ventas, Inc. or any of its Restricted Subsidiaries pursuant to which Ventas, Inc. or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to an Unrestricted Subsidiary, or grants a security interest in, any Real Estate Assets or mortgage receivables (whether now existing or arising in the future) of Ventas, Inc. or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Real Estate Assets or mortgage receivables, all contracts and all guarantees or other obligations in respect of such Real Estate Assets or mortgage receivables, proceeds of such Real Estate Assets or mortgage receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Real Estate Assets or mortgage receivables.

        "Reacquired Qualified CMBS Real Estate Assets" means, as of any date of determination, Real Estate Assets that were owned by Ventas, Inc. or any of its Subsidiaries on or prior to April 17, 2002 and that are (i) reacquired by Ventas, Inc. or any of its Restricted Subsidiaries from an Unrestricted Subsidiary in connection with an unwinding of a Qualified CMBS Transaction and (ii) owned by Ventas, Inc. or any Restricted Subsidiary as of such date of determination.

        "Real Estate Assets" means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

        "Real Estate Revenues" means, with respect to (i) any Real Estate Asset owned as of April 17, 2002 and which continues to be owned as of the relevant date of determination by Ventas, Inc. or any of its Restricted Subsidiaries and (ii) Reacquired Qualified CMBS Real Estate Assets, in each case, the rental revenues generated by such Real Estate Asset during the quarter ended June 30, 2006, annualized by multiplying such revenues by four, all as set forth on a schedule attached to the Indenture.

        "Reinvestment Rate" means 0.50% plus the arithmetic mean of the yields under the respective heading Week Ending published in the most recent Statistical Release under Treasury Constant Maturities for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Replacement Assets" mean properties or assets (other than current assets) that are used or useful in a Permitted Business.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

        "Secured Debt" means, for any Person, Debt secured by a mortgage, lien, charge, pledge or security interest or other encumbrance on the property of such Person or any of its Restricted Subsidiaries.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Significant Subsidiary" means, as of any date, each Restricted Subsidiary that is a significant subsidiary, if any, of Ventas, Inc. as defined in Regulation S-X under the Securities Act, as such Regulation is in effect on the date of the First Supplemental Indenture.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Ventas, Inc. or any Restricted Subsidiary which are reasonably customary in Qualified CMBS Transactions by the parent or sponsoring entity.

        "Statistical Release" means that statistical release designated H.15(519) or any successor publication that is published weekly by the Federal Reserve System and that establishes annual yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index the Issuers designate.

        "Subordinated Debt" means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guarantee thereof.

        "Subsidiary" means, for any Person, any corporation or other entity of which a majority of the Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

        "Tax Amount" means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such Period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status to a corporation.

        "Taxable Income" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes; provided, however, that (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (ii) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (iii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

        "10% Stockholder" means any Person who beneficial owns 10% or more of the total voting power of the Voting Stock of Ventas, Inc.

        "Total Assets" means, for any Person as of any date, the sum of (a) in the case of each of (i) Real Estate Assets that were owned as of April 17, 2002 and that continue to be owned as of such date of determination and (ii) Reacquired Qualified CMBS Real Estate Assets, (1) the Real Estate Revenues specified for such Real Estate Assets on a schedule attached to the Indenture, divided by 0.0925, plus (2) any annualized incremental rental revenue generated by such Real Estate Assets as a result of, arising out of or in connection with the Kindred Reset Right of the Partnership with respect to such Real Estate Assets (whether by agreement or exercise of such right or otherwise), divided by 0.0925, (b) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after April 17, 2002 that are owned by Ventas, Inc. or any Restricted Subsidiaries as of such date of determination (other than Reacquired Qualified CMBS Real Estate Assets) and (c) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP. For the purpose of clause (2) of this definition, "annualized incremental rental revenue" in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right (whether by agreement or exercise of such right or otherwise) over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365.

        "Total Unencumbered Assets" means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Debt, on a consolidated basis determined in accordance with GAAP.

        "Unsecured Debt" means, for any Person, any Debt of such Person or its Restricted Subsidiaries which is not Secured Debt.

        "Unrestricted Subsidiary" means (i) Ventas Kansas City I, LLC, Ventas Farmington Hills, LLC, Ventas Regency Medical Park I, LLC, ET Heritage Andover Finance, Inc., ET Sub-Cabot Park, L.L.C., ET Sub-Vernon Court, L.L.C., ET Sub-Cleveland Circle, L.L.C., ET Sub-Heritage Andover, L.L.C., ET DCMH Finance, Inc., ET POBI Finance, Inc., ET Belvedere Finance, Inc., ET DCMH Finance, L.L.C., ET POBI Finance, L.L.C., ET Belvedere Finance, L.L.C., ET Sub-DCMH Limited Partnership, L.L.P., ET Sub-POB I Limited Partnership, L.L.P., ET Sub-Belvedere Limited Partnership, L.L.P., Ventas Fairwood, LLC, Ventas Whitehall Estates, LLC, Ventas Bayshore Medical, LLC, Ventas Brighton, LLC, Ventas Amberleigh, LLC, Ventas Harrison, LLC, Ventas West Shores, LLC, Ventas Santa Barbara, LLC, Ventas Georgetowne, LLC, Ventas Rose Arbor, LLC, Brookdale Living Communities of Illinois-HV, LLC, Brookdale Living Communities of Connecticut, LLC, BLC of Indiana-OL, L.P., Brookdale Living Communities of Florida-CL, LLC, Brookdale Living Communities of New Jersey, LLC, Brookdale Living Communities of Connecticut-WH, LLC, Brookdale Living Communities of New Mexico-SF, LLC, DBF Issuer I, LLC, BLC Issuer II, LLC, Brookdale Living Communities of Illinois-Hoffman Estates, LLC, PSLT-ALS Properties II, LLC and (ii) any Subsidiary of Ventas, Inc. or any successor to any of them, other than the Partnership and Ventas Capital Corporation, that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

  (1)
  has no Debt other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with Ventas, Inc. or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Ventas, Inc. or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Ventas, Inc.;

  (3)
  is a Person with respect to which neither Ventas, Inc. nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of Ventas, Inc. or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings; and

  (5)
  has at least one director on its Board of Directors that is not a director or executive officer of Ventas, Inc. or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Ventas, Inc. or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of Ventas, Inc. as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under "—Certain Covenants—

Limitations on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Ventas, Inc. as of such date and, if such Debt is not permitted to be incurred as of such date under the covenant described under "—Certain Covenants—Limitations on Incurrence of Debt," Ventas, Inc. will be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Debt.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

IRS Circular 230 Disclosure

        To ensure compliance with requirements imposed by the Internal Revenue Service ("IRS"), we inform you that the following discussion of U.S. federal income and estate tax consequences (a) was not intended or written to be used, and it cannot be used, for the purposes of avoiding tax-related penalties and (b) was written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. You should seek tax advice based on your particular circumstances from an independent tax advisor.

Introduction

        The following is a general discussion of certain U.S. federal income and estate tax consequences relating to the purchase, ownership and disposition of the notes. This discussion is based upon the Code, Treasury Regulations, IRS rulings, and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

        This discussion neither addresses all aspects of U.S. federal income or estate taxation that may be important to holders of the notes nor the tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is for general information only, and does not purport to address all tax consequences that may be important to particular purchasers in light of their personal circumstances, or to certain types of purchasers (such as certain financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, tax-exempt entities, partnerships or other pass-through entities, dealers in securities or currencies, U.S. expatriates, persons who hold the notes in connection with a straddle, hedge, conversion transaction or any similar or hybrid financial instrument, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, or persons liable for the alternative minimum tax) that may be subject to special rules. In addition, this discussion is limited to persons purchasing the notes for cash pursuant to this prospectus supplement at the public offering price on the cover page of this prospectus supplement. Finally, this discussion assumes that each holder holds the notes as a capital asset within the meaning of Section 1221 of the Code.

        We have not sought, nor will we seek, any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        For the purpose of this discussion, a "Non-U.S. Holder" refers to any beneficial owner of the notes who is not a U.S. Holder. The term "U.S. Holder" means any beneficial owner of the notes who is a citizen or resident of the United States, a corporation organized in the United States or any state thereof, an estate, the income of which is includible in income for U.S. federal income tax purposes regardless of its source or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, the term "Non-U.S. Holder" does not include a trust that has elected under applicable Treasury Regulations to retain its pre-August 20, 1996 classification as a U.S. person. For the purposes of this discussion, neither the term "Non-U.S. Holder" nor the term "U.S. Holder" includes a partnership for U.S. federal income tax purposes. If a partnership holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status and activities of the partnership and the partner. Prospective holders that are partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their partners of holding the notes.

Tax Consequences Applicable to U.S. Holders

        Additional payments on the notes.    We intend to treat our obligation to pay the amount in excess of the stated principal upon the occurrence of certain changes in control ("excess principal amount") (see "Description of Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control"), as a "remote or incidental contingency" for U.S. federal income tax purposes and, in accordance with such treatment, a U.S. Holder is not required to take into account such payment until such payment is required or made by us. Regardless of our position, however, the IRS may take the contrary position that our obligation to pay excess principal amount is not a remote or incidental contingency, which, if upheld, among other tax consequences, could affect the timing of both the U.S. Holder's recognition of income from the notes and our deduction with respect to such payment.

        U.S. Holders should consult their tax advisers concerning the appropriate tax treatment of the payment of excess principal amount on the notes. The discussion below assumes that our determination that these contingencies are remote or incidental is correct.

        Interest on the notes.    Interest paid on the notes will be taxable to a U.S. Holder as ordinary interest income at the time that such interest is accrued or (actually or constructively) received in accordance with such holder's method of tax accounting and in the amount of each payment.

        Sale or other disposition of the notes.    In general, a U.S. Holder of the notes will recognize gain or loss upon the sale, retirement or other disposition of the notes measured by the difference between the amount of cash and the fair market value of any property received (except to the extent attributable to the payment of accrued interest, which will be taxable as such) and the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in the notes generally will equal the cost of the notes to the holder increased by the amount of market discount, if any, previously taken into income by the holder. The gain or loss on the disposition of the notes will be capital gain or loss and will be long-term gain or loss if the notes have been held for more than one year at the time of such disposition (in the case of a non-corporate taxpayer, currently at a maximum rate of 15% for long-term capital gains, but scheduled to increase to 20% for any taxable year beginning on or after January 1, 2009). A U.S. Holder's ability to deduct capital losses may be limited.

Tax Consequences Applicable to Non-U.S. Holders

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note if such payments are not effectively connected with the conduct of a U.S. trade or business, unless such Non-U.S. Holder (i) owns directly, or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is a controlled foreign corporation related to us, or (iii) is a bank as to which the interest represents interest received on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, in which case such interest will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty). To qualify for the exemption from the withholding tax (or to claim the elimination or reduction of the withholding tax under a treaty), the last U.S. payor in the chain of payment prior to payment to a Non-U.S. Holder, which we refer to in the prospectus supplement as the Withholding Agent, must have received, before payment, a statement that:

  •
  is signed by the Non-U.S. Holder under penalties of perjury;

  •
  certifies that the Non-U.S. Holder is not a U.S. person; and

  •
  provides the name and address of the Non-U.S. Holder.

        Certain additional information may be required to claim the elimination or reduction in withholding tax under a treaty.

        The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the beneficial owner of the note must provide the above statement to such organization or institution.

        Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on any amount which constitutes gain upon sale, retirement or other disposition of the notes. Such gain generally will also not be subject to U.S. federal income tax unless the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment) or, in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met or the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain expatriates.

        If interest and other payments received by a Non-U.S. Holder with respect to the notes (including proceeds from a sale, retirement or other disposition of the notes) are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), such Non-U.S. Holder will generally not be subject to U.S. federal withholding tax (provided the Non-U.S. Holder has provided the Withholding Agent with a valid IRS Form W-8ECI) and will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the "branch profits tax" if such holder is a corporation.

U.S. Federal Estate Tax

        A note held or beneficially owned by an individual who is not a citizen or resident of the United States at the time of death for U.S. federal estate tax purposes (whose classification may differ for income tax purposes) will not be includible in the decedent's gross estate for such purposes, provided (1) such holder or beneficial owner did not, at the time of death, actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote; and (2) at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, the U.S. federal estate tax law may not apply with respect to such note under the terms of an applicable estate tax treaty.

Information Reporting and Backup Withholding

        U.S. Holders.    Certain non-corporate U.S. Holders may be subject to backup withholding (currently at a rate of 28%) on payments of principal and interest on, and the proceeds of the disposition of, the notes, if the U.S. Holder:

  •
  fails to furnish on a properly completed IRS Form W-9 (or substantially similar form) its taxpayer identification number, or TIN, which, for an individual, would be his or her Social Security number;

  •
  furnishes an incorrect TIN and we or our paying agent has received notice from the IRS of such incorrect TIN;

  •
  is notified by the IRS that it has failed to report payments of interest or dividends and we or our paying agent has received notice from the IRS of such incorrect TIN; or

  •
  under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

        In addition, such payments of principal, interest and disposition proceeds to U.S. Holders will generally be subject to information reporting. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

        Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder would be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    We must report annually to the IRS and to each Non-U.S. Holder any interest on the notes that is subject to withholding or that is exempt from U.S. withholding tax pursuant to a tax treaty or the "portfolio interest" exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Backup withholding and other information reporting generally will not apply to payments of interest made to a Non-U.S. Holder of the notes who timely provides a properly completed IRS Form W-8BEN (or a substantially similar form) or otherwise establishes an exemption from backup withholding. Payments of principal or the proceeds of a disposition of the notes by or through a U.S. office of a broker, domestic or foreign, generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder timely certifies its status as a Non-U.S. Holder under penalties of perjury (and certain other conditions are met) or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions for exemption are not, in fact, satisfied. Payments of principal or the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting (but not backup withholding), unless such broker has documentary evidence in its files that such Non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary, or the Non-U.S. Holder establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement among Ventas Realty, Ventas Capital, Ventas, Inc. and Ventas LP Realty, L.L.C. (collectively, the "Ventas Entities") and the underwriters, the issuers have agreed to sell to the underwriters, and the underwriters have agreed to purchase from the issuers, the respective principal amount of the notes shown opposite their names below:

Underwriters	Principal Amount
Banc of America Securities LLC	$90,000,000
Citigroup Global Markets Inc.	45,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	28,125,000
UBS Securities LLC	28,125,000
BMO Capital Markets Corp.	11,250,000
Deutsche Bank Securities Inc.	11,250,000
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	11,250,000

Total	$225,000,000

        The underwriting agreement provides that the underwriters' obligations to purchase the notes are subject to certain conditions precedent and that the underwriters are committed to take and pay for all of the notes, if any are taken.

        Each of the Ventas Entities has agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The notes will be a new issue of securities with no established trading market. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

        We expect that delivery of the notes will be made to investors on or about September 19, 2006, which is the fifth business day following the date the notes are priced. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes offered by this prospectus supplement on the date of pricing or the next business day will be required, by virtue of the fact that the notes will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Such purchasers should consult their advisors.

Underwriting Discounts and Commissions

        The following table shows the underwriting discounts to be paid to the underwriters by the issuers in connection with this offering. This underwriting discount is the difference between the public offering price and the amount the underwriters pay to us to purchase the notes. The underwriting discount is 0.9167% of the principal amount.

Per note	$9.167
Total	$2,062,500

        We have been advised by the underwriters that they initially propose to offer and sell the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the offering, the underwriters may change the offering price and other selling terms at any time without notice.

        The expenses of the offering, exclusive of the underwriting discounts, are estimated at approximately $300,000 and are payable by us.

        Because we expect that more than 10% of the net proceeds of this offering will be used to reduce outstanding indebtedness under our revolving credit facility, and the underwriters or affiliates of the underwriters are lenders under our revolving credit facility, this offering is being conducted in accordance with the applicable requirements of Conduct Rule 2710(h)(1) and Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Conduct Rule 2720(c)(3) requires that the initial yield at which a debt issue is to be distributed to the public can be no lower than that recommended by a qualified independent underwriter which has participated in the preparation of the registration statement and performed its usual standard of due diligence in connection with that preparation. Banc of America Securities LLC has agreed to act as the qualified independent underwriter with respect to this offering. Banc of America Securities LLC will not receive any compensation for acting in this capacity in connection with this offering; however, we have agreed to indemnify Banc of America Securities LLC in its capacity as qualified independent underwriter against certain liabilities under the Securities Act.

Price Stabilization and Short Positions

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot this offering, creating a syndicate short position. The underwriters may bid for and purchase the notes in the open market to stabilize the price of the notes and may impose "penalty bids" under contractual arrangements whereby they may reclaim from dealers participating in this offering for the account of the underwriters, the selling concession with respect to the notes that are distributed in this offering but subsequently purchased for the account of the underwriters in the open market. These activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may discontinue them at any time.

Other Relationships

        The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us, for which they have received customary fees and commissions and may continue to do so in the future. In addition, Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the Administrative Agent, Issuing Bank and Swingline Lender under our revolving credit facility, and affiliates of the other underwriters are lenders under our revolving credit facility. Pending our use of the net proceeds of this offering to fund a portion of the cash purchase price for our acquisition of VSCRE, we will use those net proceeds to repay borrowings under our revolving credit facility.

LEGAL MATTERS

        T. Richard Riney, our Executive Vice President, General Counsel and Corporate Secretary, and Willkie Farr & Gallagher LLP, New York, New York, will pass upon certain legal matters for us in connection with the notes offered by this prospectus supplement and the accompanying prospectus. Cahill Gordon & Reindel LLP, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Ventas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2005, and management's assessment of the effectiveness of its internal control over financial reporting as of December 31, 2005, as set forth in their reports thereon, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Ventas, Inc.'s consolidated financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and schedule of Provident as of December 31, 2004 and for the period from March 1, 2004 (inception) to December 31, 2004, incorporated by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet and schedule of ElderTrust Operating Limited Partnership (the Partnership) as of December 31, 2005 and December 31, 2004 and the related consolidated statements of income, partners' capital and cash flows for the year ended December 31, 2005 and for the period from February 5, 2004 through December 31, 2004 and the consolidated statements of income, partners' capital and cash flows of ElderTrust Operating Limited Partnership (the Predecessor) for the period from January 1, 2004 through February 4, 2004 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Such financial statements are incorporated by reference in reliance upon their authority as experts in accounting and auditing.

        The consolidated financial statements of ElderTrust Operating Limited Partnership for the year ended December 31, 2003, have been incorporated by reference in the prospectus supplement, the accompanying prospectus and in the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of Provident as of December 31, 2004 and for the period March 1, 2004 (inception) to December 31, 2004, incorporated by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        Ventas, Inc. and ETOP file annual, quarterly and current reports, proxy statements and other information with the Commission. Ventas, Inc.'s and ETOP's Commission filings are available over the Internet on the Commission's website at www.sec.gov. You also may read and copy any documents that Ventas, Inc. and ETOP file at the Commission's public reference rooms at 100 F Street, N.E., Room 150, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You can also obtain information about Ventas, Inc. from the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Information about Ventas, Inc. is also available on our Web site at

www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included as an inactive textual reference only.

        We are incorporating by reference in this prospectus supplement the information Ventas, Inc. and ETOP file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that Ventas, Inc. or ETOP file later with the Commission will automatically update and supersede this information. We are incorporating by reference Ventas, Inc.'s and ETOP's documents listed below and any future filings Ventas, Inc. and ETOP make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until all of the notes offered under this prospectus supplement are sold:

  •
  Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Ventas, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

  •
  Ventas, Inc.'s Current Reports on Form 8-K filed February 1, 2006 (however, we do not incorporate by reference the information under Item 2.02, Results of Operations and Financial Condition), February 28, 2006 (however, we do not incorporate by reference the information under Item 2.02, Results of Operations and Financial Condition), May 2, 2006 (however, we do not incorporate by reference the information under Item 2.02, Results of Operations and Financial Condition), May 9, 2006, May 16, 2006, May 24, 2006, June 20, 2006, July 28, 2006 (however, we do not incorporate by reference the information under Item 2.02, Results of Operations and Financial Condition), August 9, 2006 and September 11, 2006 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure).

  •
  Ventas, Inc.'s Registration Statement on Form S-4 (File No. 333-124379), as amended (however, we do not incorporate by reference the financial statements and supporting schedules and notes thereto of Alterra and Brookdale);

  •
  ETOP's Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  ETOP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

  •
  Ventas, Inc.'s Proxy Statement filed on April 5, 2006 for the 2006 Annual Meeting of Stockholders; and

  •
  The description of our common stock set forth in Ventas, Inc.'s Registration Statement on Form 8-A filed with the Commission on January 23, 1992.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  General Counsel
  Ventas, Inc.
  10350 Ormsby Park Place
  Suite 300
  Louisville, Kentucky 40223
  (502) 357-9000

        No separate financial statements of Ventas Realty or Ventas Capital have been included herein. It is not expected that Ventas Realty or Ventas Capital will file reports, proxy statements or other information under the Exchange Act with the Commission.

        You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of these documents.

PROSPECTUS

Ventas, Inc.
Preferred Stock, Depositary Shares,
Common Stock, Warrants and Debt Securities
Ventas Realty, Limited Partnership and
Ventas Capital Corporation
Debt Securities

Guarantees of Debt Securities of Ventas, Inc. by Ventas Realty, Limited Partnership, Ventas Capital Corporation and the Subsidiary Guarantors
Guarantees of Debt Securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation
by Ventas, Inc. and the Subsidiary Guarantors (as defined herein)

        Ventas, Inc. may offer and sell, from time to time, in one or more offerings:

    •
    preferred stock;

    •
    depositary shares;

    •
    common stock;

    •
    warrants; and

    •
    debt securities.

        These securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas, Inc. may be fully and unconditionally guaranteed by certain of its subsidiaries, which may include Ventas Realty Limited Partnership, Ventas Capital Corporation and the Subsidiary Guarantors, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        Ventas Realty, Limited Partnership and Ventas Capital Corporation may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation may be fully and unconditionally guaranteed by Ventas, Inc. and certain of its subsidiaries, which may include the Subsidiary Guarantors, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide the specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest in any of these securities.

        See "Risk Factors" on page 11 for a discussion of matters that you should consider before investing in these securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR." The closing price of our common stock on the New York Stock Exchange was $32.25 per share on April 6, 2006. None of the other securities offered by this prospectus are currently publicly traded.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2006.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or prospectus supplements containing specific information about the terms of that offering (each, a "prospectus supplement"). The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the Commission and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires:

  •
  references in this prospectus to "we," "us," "our" or similar terms and "Ventas" mean Ventas, Inc. together with its subsidiaries;

  •
  references in this prospectus to "Ventas Realty" mean Ventas Realty, Limited Partnership;

  •
  references in this prospectus to "Ventas LLC" mean Ventas LP Realty, L.L.C.;

  •
  references in this prospectus to "Ventas Capital" mean Ventas Capital Corporation;

  •
  references in this prospectus to "Ventas Finance" mean Ventas Finance I, LLC;

  •
  references in this prospectus to "ETOP" mean ElderTrust Operating Limited Partnership;

  •
  references in this prospectus to "Ventas Provident" mean Ventas Provident, LLC; and

  •
  references in this prospectus to the "Subsidiary Guarantors" mean, collectively, Ventas LLC, Ventas Healthcare Properties, Inc., Ventas TRS, LLC, Ventas Management, LLC, Ventas Framingham, LLC, Ventas Sun LLC, Ventas Cal Sun LLC, Ventas Provident, Ventas Finance I, Inc., Ventas Finance I, LLC, Ventas Specialty I, Inc., Ventas Specialty I, LLC, ElderTrust, ETOP, ET Capital Corp., ET Sub-Berkshire Limited Partnership, ET Berkshire, LLC, Cabot ALF, L.L.C., Cleveland ALF, L.L.C., ET Sub-Heritage Woods, L.L.C., ET Sub-Highgate, L.P., ET GENPAR, L.L.C., ET Sub-Lacey I, L.L.C., ET Sub-Lehigh Limited Partnership, ET Lehigh, LLC, ET Sub-Lopatcong, L.L.C., ET Sub-Pennsburg Manor Limited Partnership, L.L.P., ET Pennsburg Finance, L.L.C., ET Sub-Phillipsburg I, L.L.C., ET Sub-Pleasant View, L.L.C., ET Sub-Rittenhouse Limited Partnership, L.L.P., ET Sub-Riverview Ridge Limited Partnership, L.L.P., ET Sub-Sanatoga Limited Partnership, ET Sanatoga, LLC, ET Sub-SMOB, L.L.C., Vernon ALF, L.L.C., ET Sub-Willowbrook Limited Partnership, L.L.P., ET Sub-Wayne I Limited Partnership, L.L.P., ET Wayne Finance, L.L.C., ET Wayne Finance, Inc., ET Sub-Woodbridge, L.P., PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC,

    Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties Holdings, LLC and PSLT-ALS Properties I, LLC.

CAUTIONARY STATEMENTS

Forward-Looking Statements

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act. All statements regarding our expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, which we refer to in this prospectus as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and you must recognize that actual results may differ from our expectations. We do not undertake any duty to update such forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially depending on a variety of factors discussed in our filings with the Commission and under "Risk Factors." Factors that may affect our plans or results include, without limitation:

  •
  the ability and willingness of our operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with us;

  •
  the ability and willingness of Kindred Healthcare, Inc., which we refer to in this prospectus together with its subsidiaries as Kindred, Brookdale Living Communities, Inc., which we refer to in this prospectus together with its subsidiaries as Brookdale, and Alterra Healthcare Corporation, which we refer to in this prospectus together with its subsidiaries as Alterra, to meet and/or perform their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities under our respective contractual arrangements with Kindred, Brookdale and Alterra;

  •
  the ability of our operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities;

  •
  our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States;

  •
  the nature and extent of future competition;

  •
  the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

  •
  increases in our cost of borrowing;

  •
  the ability of our operators to deliver high quality care and to attract patients;

  •
  the results of litigation affecting us;

  •
  changes in general economic conditions and/or economic conditions in the markets in which we may, from time to time, compete;

  •
  our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

  •
  the movement of interest rates and the resulting impact on the value of and accounting for our interest rate swap agreement;

  •
  our ability and willingness to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations;

  •
  final determination of our taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006;

  •
  the ability and willingness of our tenants to renew their leases with us upon expiration of the leases and our ability to relet our properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants;

  •
  the impact on the liquidity, financial condition and results of operations of our operators, tenants and borrowers resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of our operators, tenants and borrowers to accurately estimate the magnitude of such liabilities; and

  •
  the value of our reset right with Kindred, which we refer to in this prospectus as the Reset Right, which is dependent on a variety of factors and is highly speculative.

        Many of these factors are beyond our control and the control of our management.

Kindred and Brookdale Senior Living Information

        Kindred is subject to the reporting requirements of the Commission and is required to file with the Commission annual reports containing audited financial information and quarterly reports containing unaudited financial information. During the fourth quarter of 2005, Brookdale Senior Living Inc., which we refer to in this prospectus together with its subsidiaries, which include Brookdale and Alterra, as Brookdale Senior Living, completed the initial public offering of its common stock pursuant to a registration statement on Form S-1, which contains combined financial and other information of Brookdale and Alterra. As a result, Brookdale Senior Living is also now subject to the reporting requirements of the Commission and is required to file with the Commission annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Kindred and Brookdale Senior Living contained or incorporated by reference in this prospectus is derived from filings made by Kindred or Brookdale Senior Living, as the case may be, with the Commission or other publicly available information, or has been provided to us by Kindred or Brookdale Senior Living. We have not verified this information either through an independent investigation or by reviewing Kindred's or Brookdale Senior Living's public filings. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you that all of this information is accurate. Kindred's and Brookdale Senior Living's filings with the Commission can be found at the Commission's website at www.sec.gov. We are providing this data for informational purposes only, and you are encouraged to obtain Kindred's and Brookdale Senior Living's publicly available filings from the Commission.

ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. To fully understand our business, you should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Ventas

        We are a healthcare REIT with a geographically diverse portfolio of healthcare-related and seniors housing facilities in the United States. As of December 31, 2005, this portfolio consisted of 200 skilled nursing facilities, 41 hospitals and 139 seniors housing and other facilities in 42 states. Except with respect to our medical office buildings, we lease these facilities to healthcare operating companies under "triple-net" or "absolute-net" leases, which require the tenants to pay all property-related expenses. As of December 31, 2005, Kindred leased 225 of our facilities. We also had real estate loan investments relating to 30 healthcare-related and seniors housing facilities as of December 31, 2005.

        We conduct substantially all of our business through our wholly owned subsidiaries, Ventas Realty, PSLT OP, L.P. and Ventas Finance, and ETOP, in which we own substantially all of the partnership units. Our primary business consists of financing, owning and leasing healthcare-related and seniors housing facilities and leasing or subleasing those facilities to third parties.

        Our business strategy is comprised of two primary objectives: (1) diversifying our portfolio of properties and (2) increasing our earnings. We intend to continue to diversify our real estate portfolio by operator, facility type, geography and reimbursement source through investments in, and/or acquisitions or development of, additional healthcare-related and/or seniors housing assets across a wide spectrum.

        Our principal executive offices are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 357-9000.

Ventas Realty

        Ventas Realty is a limited partnership organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc. For more information about Ventas Realty, see "—Ventas" above.

Ventas Capital

        Ventas Capital is a wholly owned subsidiary of Ventas Realty organized under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of debt securities. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, prospective purchasers of the debt securities of Ventas Realty and Ventas Capital should not expect Ventas Capital to participate in servicing the interest on or principal of those debt securities.

Ventas LLC

        Ventas LLC is a limited liability company organized under the laws of the State of Delaware. Ventas, Inc. is the sole member of Ventas LLC. Ventas LLC owns a 1% limited partnership interest in Ventas Realty and conducts no other business and owns no other assets.

Ventas Healthcare Properties, Inc.

        Ventas Healthcare Properties, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas TRS, LLC

        Ventas TRS, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Management, LLC

        Ventas Management, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas Framingham, LLC

        Ventas Framingham, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Sun LLC

        Ventas Sun LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Cal Sun LLC

        Ventas Cal Sun LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Finance I, Inc.

        Ventas Finance I, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas Finance

        Ventas Finance is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Finance I, Inc.

Ventas Specialty I, Inc.

        Ventas Specialty I, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas Specialty I, LLC

        Ventas Specialty I, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Specialty I, Inc.

ElderTrust

        ElderTrust is a real estate investment trust organized under the laws of the State of Maryland. It is a wholly owned direct subsidiary of Ventas, Inc.

ETOP

        ETOP is a limited partnership organized under the laws of the State of Delaware. Ventas, Inc. and ElderTrust collectively own substantially all of the partnership units of ETOP.

ET Capital Corp.

        ET Capital Corp. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Berkshire, LLC

        ET Berkshire, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Berkshire Limited Partnership

        ET Sub-Berkshire Limited Partnership is a limited partnership organized under the laws of the State of Delaware. ET Berkshire, LLC is the general partner of and owns a 1% interest in ET Sub-Berkshire Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Berkshire Limited Partnership.

Cabot ALF, L.L.C.

        Cabot ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

Cleveland ALF, L.L.C.

        Cleveland ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Heritage Woods, L.L.C.

        ET Sub-Heritage Woods, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET GENPAR, L.L.C.

        ET GENPAR, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Highgate, L.P.

        ET Sub-Highgate, L.P. is a limited partnership organized under the laws of the Commonwealth of Pennsylvania. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Highgate, L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Highgate, L.P.

ET Sub-Lacey I, L.L.C.

        ET Sub-Lacey I, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Lehigh, LLC

        ET Lehigh, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Lehigh Limited Partnership

        ET Sub-Lehigh Limited Partnership is a limited partnership organized under the laws of the State of Delaware. ET Lehigh, LLC. is the general partner of and owns a 1% interest in ET Sub-Lehigh

Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Lehigh Limited Partnership.

ET Sub-Lopatcong, L.L.C.

        ET Sub-Lopatcong, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Pennsburg Finance, L.L.C.

        ET Pennsburg Finance, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

        ET Sub-Pennsburg Manor Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET Pennsburg Finance, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Pennsburg Manor Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

ET Sub-Phillipsburg I, L.L.C.

        ET Sub-Phillipsburg I, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Pleasant View, L.L.C.

        ET Sub-Pleasant View, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Rittenhouse Limited Partnership, L.L.P.

        ET Sub-Rittenhouse Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Rittenhouse Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Rittenhouse Limited Partnership, L.L.P.

ET Sub-Riverview Ridge Limited Partnership, L.L.P.

        ET Sub-Riverview Ridge Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Riverview Ridge Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Riverview Ridge Limited Partnership, L.L.P.

ET Sanatoga, LLC

        ET Sanatoga, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Sanatoga Limited Partnership

        ET Sub-Sanatoga Limited Partnership is a limited partnership organized under the laws of the State of Delaware. ET Sanatoga, LLC is the general partner of and owns a 1% interest in ET Sub-Sanatoga Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Sanatoga Limited Partnership.

ET Sub-SMOB, L.L.C.

        ET Sub-SMOB, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

Vernon ALF, L.L.C.

        Vernon ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Willowbrook Limited Partnership, L.L.P.

        ET Sub-Willowbrook Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Willowbrook Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Willowbrook Limited Partnership, L.L.P.

ET Sub-Wayne I Limited Partnership, L.L.P.

        ET Sub-Wayne Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET Wayne Finance, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Wayne I Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Wayne I Limited Partnership, L.L.P.

ET Wayne Finance, L.L.C.

        ET Wayne Finance, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Wayne Finance, Inc.

        ET Wayne Finance, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Woodbridge, L.P.

        ET Sub-Woodbridge, L.P. is a limited partnership organized under the laws of the Commonwealth of Pennsylvania. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Woodbridge, L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Woodbridge, L.P.

PSLT GP, LLC

        PSLT GP, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Provident.

PSLT OP, L.P.

        PSLT OP, L.P. is a limited partnership organized under the laws of the State of Delaware. PSLT GP, LLC is the general partner of and owns a 1% interest in PSLT OP, L.P. Ventas Provident owns a 97.55% limited partnership interest in PSLT OP, L.P. ETOP owns a 1.45% limited partnership interest in PSLT OP, L.P.

PSLT-BLC Properties Holdings, LLC

        PSLT-BLC Properties Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT OP, L.P.

Brookdale Living Communities of Arizona-EM, LLC

        Brookdale Living Communities of Arizona-EM, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California, LLC

        Brookdale Living Communities of California, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California-RC, LLC

        Brookdale Living Communities of California-RC, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California-San Marcos, LLC

        Brookdale Living Communities of California-San Marcos, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Illinois-2960, LLC

        Brookdale Living Communities of Illinois-2960, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Illinois-II, LLC

        Brookdale Living Communities of Illinois-II, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

BLC of California-San Marcos, L.P.

        BLC of California-San Marcos, L.P. is a limited partnership organized under the laws of the State of Delaware. Brookdale Living Communities of California-San Marcos, LLC is general partner of and owns a 1% interest in BLC of California-San Marcos, L.P. PSLT-BLC Properties Holdings, LLC owns a 99% limited partnership interest in BLC of California-San Marcos, L.P.

Brookdale Holdings, LLC

        Brookdale Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Indiana-OL, LLC

        Brookdale Living Communities of Indiana-OL, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Massachusetts-RB, LLC

        Brookdale Living Communities of Massachusetts-RB, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Minnesota, LLC

        Brookdale Living Communities of Minnesota, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of New York-GB, LLC

        Brookdale Living Communities of New York-GB, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Washington-PP, LLC

        Brookdale Living Communities of Washington-PP, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

The Ponds of Pembroke Limited Partnership

        The Ponds of Pembroke Limited Partnership is a limited partnership organized under the laws of the State of Illinois. Brookdale Holdings, LLC is general partner of and owns a 1% interest in The Ponds of Pembroke Limited Partnership. PSLT-BLC Properties Holdings, LLC owns a 99% limited partnership interest in The Ponds of Pembroke Limited Partnership.

River Oaks Partners

        River Oaks Partners is a general partnership organized under the laws of the State of Illinois. Brookdale Holdings, LLC is a general partner of and owns a 1% interest in River Oaks Partners. PSLT-BLC Properties Holdings, LLC is a general partner of and owns a 99% interest in River Oaks Partners.

PSLT-ALS Properties Holdings, LLC

        PSLT-ALS Properties Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT OP, L.P.

PSLT-ALS Properties I, LLC

        PSLT-ALS Properties I, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-ALS Properties Holdings, LLC.

RISK FACTORS

        Before you invest in our securities, you should carefully consider the risks involved. These risks include, but are not limited to:

  •
  the risks described in Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus;

  •
  the risks described in ETOP's Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus; and

  •
  any risks that may be described in other filings we or ETOP make with the Commission or in the prospectus supplements relating to specific offerings of securities.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use our net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring and investing in additional properties and businesses and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the periods indicated. To date, we have not issued preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges shown below.

	Year Ended December 31,
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges	1.58x	1.45x	2.44x	2.52x	2.19x

        For this ratio, earnings consist of earnings before income taxes, minority interest and discontinued operations plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

DESCRIPTION OF VENTAS, INC. COMMON STOCK

        This section describes the general terms and provisions of Ventas, Inc.'s common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Ventas, Inc.'s Certificate of Incorporation, as amended, and Ventas, Inc.'s Third Amended and Restated Bylaws, as amended, each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read Ventas, Inc.'s Certificate of Incorporation and Third Amended and Restated Bylaws for additional information before you purchase any shares of Ventas, Inc. common stock.

General

        Ventas, Inc.'s Certificate of Incorporation provides that Ventas, Inc. may issue up to 180,000,000 shares of common stock, par value $0.25 per share. As of March 31, 2006, 103,850,175 shares of common stock were issued and outstanding.

        All shares of common stock offered hereby, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of capital stock and to certain provisions of Ventas, Inc.'s Certificate of Incorporation, holders of shares of common stock are entitled to receive distributions if, as and when authorized and declared by the Board of Directors out of assets legally available therefore and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We currently expect to continue to make quarterly distributions, and from time to time we may make additional distributions.

        Holders of shares of common stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any of our securities. Subject to certain provisions of Ventas, Inc.'s Certificate of Incorporation, shares of common stock have equal distribution, liquidation and other rights.

Certain Anti-Takeover Provisions

        In order to preserve our ability to maintain REIT status, Ventas, Inc.'s Certificate of Incorporation provides that if a person acquires beneficial ownership of greater than 9% of our outstanding common stock, the shares that are beneficially owned in excess of such 9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by our Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the shares or (2) the market price on the date we buy the shares, and may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Board of Directors may grant waivers from the excess share limitations. On June 24, 2003, we granted such a waiver from the 9% ownership limitation provisions of Ventas, Inc.'s Certificate of Incorporation to Cohen & Steers Capital Management, Inc. Under the waiver, Cohen & Steers may beneficially own, in the aggregate, up to 14%, in number of shares or value, of our common stock.

DESCRIPTION OF VENTAS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of Ventas, Inc.'s preferred stock. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.

        The summary set forth below does not purports to be complete and is subject to and qualified in its entirety by reference to Ventas, Inc.'s Certificate of Incorporation, as amended, and the certificate of designation relating to the applicable series of preferred stock that we will file with the Commission, each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read Ventas, Inc.'s Certificate of Incorporation and such certificate of designation for additional information before you buy any shares of Ventas, Inc. preferred stock.

General

        Ventas, Inc.'s Certificate of Incorporation provides that Ventas, Inc. may issue up to 10,000,000 shares of preferred stock, par value $1.00 per share, of which 65,000 shares have been designated as Series A Preferred Stock and 300,000 shares have been designated as Series A Participating Preferred Stock. As of March 31, 2006, no shares of preferred stock were issued or outstanding.

        Our Board of Directors has authority, without approval of the stockholders, to issue preferred stock in one or more series having the powers, preferences and other rights as it may determine from time to time. The preferred stock will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including some or all of the following:

  •
  the description of the shares of preferred stock;

  •
  the number of shares of preferred stock offered;

  •
  the voting rights, if any, of the holders of the shares of preferred stock;

  •
  the offering price of the shares of preferred stock;

  •
  the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  •
  the date from which distributions on the shares of preferred stock shall accumulate;

  •
  the provisions for any auctioning or remarketing, if any, of the shares of preferred stock;

  •
  the provision, if any, for redemption or a sinking fund;

  •
  the liquidation preference per share;

  •
  any listing of the shares of preferred stock on a securities exchange;

  •
  whether the shares of preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange rate or the manner of determining it;

  •
  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares;"

  •
  the federal income tax consequences of owning the preferred stock;

  •
  the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

  •
  any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other terms of the preferred stock.

        As described under "Description of Depositary Shares," Ventas, Inc. may, at its option, elect to offer depositary shares evidenced by depositary receipts. If Ventas, Inc. elects to do this, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Ranking

        Unless our Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all shares of Ventas, Inc. common stock.

Dividends

        Holders of shares of preferred stock of each series will be entitled to receive dividends at the rates and on the dates shown in the applicable prospectus supplement if, as and when authorized and declared by our Board of Directors out of assets legally available therefor. We will pay each dividend to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom dividends are payable.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

        If the applicable series is entitled to a cumulative dividend, we may not declare, or pay or set aside for payment, a dividend on any other series of preferred stock ranking, as to dividends on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative dividends on the applicable series for all past dividends periods and the then current dividend period. If the applicable series does not have a cumulative dividend, we must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full on any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, we must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative shares of preferred stock. No interest will be payable in respect of any dividend payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative dividends, including for the then current period, on any applicable series entitled to a cumulative dividend, we may not declare, or pay or set aside for payment, any dividends on common stock or any other equity securities ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. The foregoing restriction does not apply to dividends paid in common stock or other equity securities ranking junior to the applicable series as to dividends and upon liquidation. If the applicable series does not have cumulative dividends, we need only declare, and pay or set aside for payment, the dividend for the then current period before declaring dividends on shares of common stock or junior or parity securities. In addition, under the circumstances in which we could not declare a dividend, we may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

        We will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

Redemption

        We may have the right or may be required to redeem the applicable series, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If the applicable series is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the applicable series is payable only from the net proceeds of our issuance of capital stock, the terms of the preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will describe the liquidation preference of the applicable series. Upon the voluntary or involuntary liquidation of Ventas, Inc., before any distribution may be made to the holders of shares of Ventas, Inc. common stock or any other shares of capital stock ranking junior to the applicable series in the distribution of assets upon liquidation, the holders of that series will be entitled to receive, out of assets legally available therefor, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all accrued and unpaid distributions. If the applicable series does not have a cumulative dividend, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the applicable series will have no right or claim to any of our remaining asset, and our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the applicable series upon liquidation, according to their rights and preferences.

        If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Voting Rights

        Holders of shares of the applicable series will not have any voting rights, except as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

        As more fully described under "Description of Depositary Shares" below, if Ventas, Inc. elects to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of the applicable series into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other securities into which the shares of the applicable series are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of the applicable series for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

Certain Anti-Takeover Provisions

        In order to preserve our ability to maintain REIT status, Ventas, Inc.'s Certificate of Incorporation provides that if a person acquires beneficial ownership of greater than 9.9% of our outstanding preferred stock, the shares that are beneficially owned in excess of such 9.9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by our Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the shares or (2) the market price on the date we buy the shares, and may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Board of Directors may grant waivers from the excess share limitations.

DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of Ventas, Inc. preferred stock represented by depositary shares. The prospectus supplement relating to the offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying preferred stock and any general terms outlined in this section that will not apply to those depositary shares.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the form of deposit agreement (including the depositary receipt) for additional information before you buy any Ventas, Inc. depositary shares.

General

        Ventas, Inc. may, at its option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, the depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        Depositary shares that represent shares of preferred stock that have been converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

        You may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If we redeem shares of the applicable series of preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the applicable series of preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder's depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

        Upon the voluntary or involuntary liquidation of Ventas, Inc., each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for shares of Ventas, Inc. common stock or preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

  •
  you will not recognize any gain or loss for U.S. federal income tax purposes upon the withdrawal of shares of preferred stock in exchange for depositary shares provided in the deposit agreement;

  •
  your tax basis in each share of preferred stock received upon exchange of depositary shares will be the same as the aggregate tax basis of the depositary shares so exchanged; and

  •
  if you held the depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for shares of the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

  •
  there shall have been a final distribution in respect of the related preferred stock in connection with a liquidation of Ventas, Inc. and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

  •
  each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications it receives from us with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

        Neither a depositary nor we will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither a depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF VENTAS, INC. WARRANTS

        This section describes the general terms and provisions of Ventas, Inc.'s warrants. The prospectus supplement relating to the offering of the warrants will describe more specific terms of the warrants being offered, including the number of warrants offered, the initial offering price and the terms of the underlying securities and any general terms outlined in this section that will not apply to those warrants.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement (including the warrant certificate), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the form of warrant agreement (including the warrant certificate) for additional information before you buy any Ventas, Inc. warrants.

        Ventas, Inc. may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We will enter a warrant agreement governing the issuance of the warrants with a warrant agent, who will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of each series of warrants being offered including some or all of the following:

  •
  the offering price;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants;

  •
  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the date on which the warrants will expire;

  •
  the federal income tax consequences of owning the warrants;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the name of the warrant agent; and

  •
  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

        We and the applicable warrant agent may amend or supplement the warrant agreement without the consent of the affected holders of warrants to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended thereby. The applicable prospectus supplement may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Ventas Realty and Ventas Capital and the debt securities of Ventas, Inc. For purposes hereof, references to the issuer(s) means either Ventas, Inc. or Ventas Realty and Ventas Capital, as applicable. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate and any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable base indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the applicable base indenture and such supplemental indenture (including the applicable form of debt security) for additional information before you buy any debt securities of the issuer(s).

        The debt securities will be direct unsecured general obligations of the issuer(s) and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities may be senior or subordinated and will be issued under one or more indentures among the issuer(s), the guarantors named therein and U.S. Bank National Association, as the initial trustee, which we refer to herein as base indentures. The base indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.

        Senior debt securities will be issued under a senior indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer(s) or a duly authorized committee thereof. Subordinated debt securities will be issued under a subordinated indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer(s) or a duly authorized committee thereof. We refer to the senior indenture and the subordinated indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities) collectively in this prospectus as the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        Each indenture provides that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debts securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.

        If two or more persons are acting as trustee with respect to different series of debts securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

        The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

  •
  the title of the debt securities;

  •
  the issuer(s) of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the purchase price of the debt securities, expressed as a percentage of the principal amount;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

  •
  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

  •
  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

  •
  if the issuer(s) will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

  •
  the terms and conditions of any sinking fund or any similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars and the manner of determining the equivalent of those amounts in U.S. dollars;

  •
  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

  •
  any additions or changes to the events of default in the applicable base indenture;

  •
  the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

  •
  any additions or changes with respect to the other covenants in the applicable base indenture;

  •
  the terms and conditions, if any, upon which the debt securities may be convertible into common stock;

  •
  whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

  •
  whether the debt securities will be issued in denominations other than $1,000 and any integral multiple of $1,000;

  •
  the applicability of the defeasance and covenant defeasance provisions of the applicable base indenture;

  •
  the guarantors, if any, who will guarantee the debt securities and the methods of determining, and releasing, such guarantors, if any;

  •
  the trustee for that series of debt securities, if other than U.S. Bank National Association; and

  •
  any other terms of the debt securities consistent with the provisions of the applicable base indenture.

        Debt securities may be issued as original issue discount securities to be offered and sold at substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Certificated Debt Securities

        Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but we may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

        Unless otherwise provided in the applicable prospectus supplement, The Depositary Trust Company, New York, New York, which we refer to in this prospectus as DTC, will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC is a:

  •
  limited-purpose trust company organized under the New York Banking Law;

  •
  banking organization within the meaning of the New York Banking Law;

  •
  member of the U.S. Federal Reserve System;

  •
  clearing corporation within the meaning of the New York Uniform Commercial Code; and

  •
  clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. We and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or us.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary;

  •
  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by us within 120 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision.

Merger

        Ventas, Inc. generally may not consolidate with, or sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its restricted subsidiaries taken as a whole to, or merge with or into, any other person or entity unless:

  •
  either:

  •
  Ventas, Inc. is the surviving corporation; or

  •
  if Ventas, Inc. is not the surviving corporation, the successor person or entity is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia and such successor person or entity expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

  •
  neither Ventas, Inc. nor the successor person or entity is in default immediately after the transaction under the applicable indenture.

        The restrictions on Ventas, Inc.'s ability to sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets does not apply to sales, assignments, transfers, conveyances or dispositions between Ventas, Inc. and its restricted subsidiaries. If and when a successor person or entity were to assume all the obligations of the issuer(s) and the guarantors under the applicable indenture and the debt securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the Ventas, Inc. in accordance with the foregoing provisions, the issuer(s) and the guarantors shall be released from those obligations.

Events of Default, Notice and Waiver

        Each base indenture provides that the following are events of default with respect to any series of debt securities issued thereunder unless the applicable prospectus supplement states otherwise:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal or premium, if any, on any debt security of that series when due and payable;

  •
  default in the making of any sinking fund payment required for any debt security of that series when due;

  •
  default in the performance of any of our other covenants in the applicable indenture that continues for 60 days after written notice, other than default in a covenant included in that indenture solely for the benefit of another series of debt securities;

  •
  the acceleration of the maturity of more than $50,000,000 in the aggregate of any of our other indebtedness, where that indebtedness is not discharged or that acceleration is not rescinded or annulled after written notice;

  •
  certain events of bankruptcy, insolvency or reorganization of Ventas, Inc. or its properties;

  •
  any guarantees of the debt securities cease to be in full force and effect or the guarantors disaffirm or deny their obligations with respect to any guarantees of the debt securities; and

  •
  any other event of default provided with respect to that particular series of debt securities and described in the applicable prospectus supplement.

        The applicable trustee generally may withhold notice to the holders of any series of debt securities of any default with respect to that series if it considers the withholding to be in the interest of those holders. However, the applicable trustee may not withhold notice of any default in the payment of the principal of, or premium, if any, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

        If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the entire principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration. However, they may only do so if all events of default, other than the non-payment of accelerated principal or a specified portion of accelerated principal, with respect to debt securities of that series have been cured or waived.

        Holders of a majority in principal amount of any series of outstanding debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, Ventas, Inc. must file with the applicable trustee a statement, signed by certain of its officers, certifying that to their knowledge Ventas, Inc. and any applicable subsidiaries are in compliance with the applicable indenture and related debt securities, or else specifying any default.

        Except with respect to its duties in case of default, the applicable trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding debt securities, unless those holders have offered the trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in each indenture, the holders of a majority in principal amount of any series of the outstanding debt securities issued thereunder may direct any proceeding for any remedy available to the applicable trustee, or the exercising of any of the trustee's trusts or powers.

Modification of the Indentures

        Modifications and amendments of each indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities issued under that indenture which are affected by the modification or amendment (including without limitation consents obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). However, unless the applicable prospectus supplement states otherwise, the holder of each affected debt security must consent to any modification or amendment of the applicable indenture that:

  •
  reduces the principal amount of debt securities of that series whose holders must consent to a modification or an amendment;

  •
  reduces the principal of or changes the fixed maturity of that debt security or alters the provisions with respect to the redemption of that debt security;

  •
  reduces the rate of or changes the time for payment of interest on that debt security;

  •
  reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  waives a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities affected thereby and a waiver of the payment default that resulted from such acceleration);

  •
  makes that debt security payable in a currency other than that stated in that debt security;

  •
  makes any change in the provisions of that indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on the debt securities;

  •
  releases any guarantor from any of its obligations under its guarantee of the debt securities or under that indenture except in accordance with the terms of that indenture;

  •
  makes any change in the amendment and waiver provisions set forth above; or

  •
  in the case of subordinated debt securities, subordinates the indebtedness evidenced by that debt security to any of our other indebtedness other than the senior indebtedness.

        The issuer(s) and the applicable trustee may amend each indenture without the consent of the holders of any debt securities in certain limited circumstances, such as:

  •
  to evidence the succession of another entity to Ventas, Inc. and the assumption by the successor of the covenants of Ventas, Inc. contained in the applicable indenture;

  •
  to secure the debt securities issued under the applicable indenture; and

  •
  to cure any ambiguity or defect or to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision of that indenture.

Defeasance and Covenant Defeasance

        When the issuer(s) establish a series of debt securities, they may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer(s) may elect either:

  •
  to defease and, together with all guarantors (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series; or

  •
  to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

        To effect defeasance or covenant defeasance, the issuer(s) must irrevocably deposit in trust with the applicable trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.

        Upon such defeasance, the issuer(s) will not be released from obligations:

  •
  to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

  •
  to register the transfer or exchange of the debt securities of that series;

  •
  to replace some of the debt securities of that series;

  •
  to maintain an office relating to the debt securities of that series; or

  •
  to hold moneys for payment in trust.

        To establish such a trust the issuer(s) must, among other things, deliver to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

        Government obligations generally mean securities which are:

  •
  direct obligations of the U.S. or of the government which issued the foreign currency in which the debt securities of a particular series are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the U.S. or of the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer(s) effect covenant defeasance with respect to the debt securities of any series, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer(s) have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer(s) and the guarantors, if any, for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Ranking

        Each series of senior debt securities will constitute senior indebtedness and will rank equally with each other series of senior debt securities and other senior indebtedness and senior to all subordinated indebtedness, including, but not limited to, all subordinated debt securities. Each series of subordinated debt securities will constitute subordinated indebtedness and will rank equally with each other series of subordinated debt securities but subordinate to all senior indebtedness.

        Payments on the subordinated debt securities will be subordinated to the senior indebtedness of the issuer(s) and the guarantors, if any, described under "Guarantees" below, whether outstanding on the date of the subordinated indenture or incurred after that date. At December 31, 2005, we had $1.8 billion of senior indebtedness outstanding. The prospectus supplement relating to each issuance of subordinated debt securities will specify the aggregate amount of our outstanding indebtedness as of the most recent practicable date that would rank senior to the subordinated debt securities.

        If any of the following events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before the issuer(s) may make payments on the subordinated debt securities:

  •
  any distribution of our assets upon our liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "Merger";

  •
  the occurrence and continuation of a payment default on any senior indebtedness; or

  •
  a declaration of the principal of any series of subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer(s) make payments on the subordinated debt securities.

        As a result of the subordination provisions, some of our general creditors, including holders of senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.

        For purposes of the subordinated indenture, "senior indebtedness" of the issuer(s) and the guarantors means the following indebtedness or obligations:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the issuer(s) or the guarantors are responsible for the payment of, the indebtedness of others;

  •
  renewals, extensions and refundings of the foregoing indebtedness;

  •
  interest or obligations in respect of the foregoing indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products.

        However, indebtedness or obligations do not constitute senior indebtedness if the instrument by which the issuer(s) or the guarantors become obligated for that indebtedness or those obligations expressly provides that that indebtedness or those obligations are junior in right of payment to any other indebtedness or obligations of the issuer(s) or the guarantors, as applicable.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Ventas, Inc. that will be convertible into Ventas, Inc. common stock.

        The holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of Ventas, Inc. common stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert a portion of the convertible debt security which is $1,000 principal amount or any integral multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        The conversion price or rate may be subject to adjustment in certain events, as specified in the applicable indenture, including:

  •
  the issuance of shares of Ventas, Inc. common stock as a dividend on the common stock;

  •
  subdivisions and combinations of Ventas, Inc. common stock;

  •
  the issuance to all holders of Ventas, Inc. common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its current per share market price; and

  •
  the distribution to all holders of Ventas, Inc. common stock of:

  (1)
  shares of Ventas, Inc. capital stock, other than common stock;

  (2)
  evidence of our indebtedness or assets excluding cash dividends or distributions paid from our retained earnings; or

  (3)
  subscription rights or warrants other than those referred to above.

        However, we will not be required to make any adjustment of the conversion price or rate of less than 1%. Fractional shares of common stock will not be issued upon conversion. In place of fractional shares, we will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, debt securities surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount in cash equal to the interest payment on the surrendered debt security. However, that payment does not have to accompany debt securities surrendered for conversion if those debt securities have been called for redemption during that period. Furthermore, upon conversion of any original issue discount security, the fixed number of shares of common stock into which such original issue discount security is convertible will first be applied to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of the original issue discount security, and, second, to the portion attributable to the balance of the principal amount of such debt securities.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by Ventas, Inc., or Ventas Realty and Ventas Capital, and/or any of Ventas, Inc.'s then existing or future subsidiaries, then the debt securities will be fully and unconditionally guaranteed by Ventas, Inc., or Ventas Realty and Ventas Capital, and/or such guarantor subsidiaries, as applicable. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. Ventas, Inc. and the Subsidiary Guarantors are guarantors under the indentures governing our existing senior notes. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement relating to any offering will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

        We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.

Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

VALIDITY OF THE OFFERED SECURITIES

        Willkie Farr & Gallagher LLP, New York, New York will issue an opinion for Ventas, Inc., Ventas Realty, Ventas Capital and the Subsidiary Guarantors about the legality of certain of the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Ventas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2005, and management's assessment of the effectiveness of its internal control over financial reporting as of December 31, 2005, as set forth in their reports thereon, which are incorporated by reference in this prospectus and the registration statement of which this prospectus is a part. Ventas, Inc.'s consolidated financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and schedule of Provident as of December 31, 2004 and for the period from March 1, 2004 (inception) to December 31, 2004, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet and schedule of ElderTrust Operating Limited Partnership (the Partnership) as of December 31, 2005 and December 31, 2004 and the related consolidated statements of income, partners' capital and cash flows for the year ended December 31, 2005 and for the period from February 5, 2004 through December 31, 2004 and the consolidated statements of income, partners' capital and cash flows of ElderTrust Operating Limited Partnership (the Predecessor) for the period from January 1, 2004 through February 4, 2004 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference in this prospectus and the registration statement of which this prospectus is a part. Such financial statements are incorporated by reference in reliance upon their authority as experts in accounting and auditing.

        The consolidated financial statements of ElderTrust Operating Limited Partnership for the year ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We and ETOP file annual, quarterly and current reports, proxy statements and other information with the Commission. Our and ETOP's Commission filings are available over the Internet on the Commission's website at www.sec.gov. You also may read and copy any documents that we and ETOP file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You can also obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Information about us is also available on our Web site at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included as an inactive textual reference only.

        We are incorporating by reference in this prospectus the information we and ETOP file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we or ETOP file later with the Commission will automatically update and supersede this information. We are incorporating by reference Ventas, Inc.'s and ETOP's documents listed below and any future filings Ventas, Inc. and ETOP make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities offered under this prospectus are sold:

  •
  Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Ventas, Inc.'s Current Reports on Forms 8-K filed February 1, 2006 and February 28, 2006 (however, we do not incorporate by reference the information under Item 2.02, Results of Operations and Financial Condition);

  •
  Ventas, Inc.'s Registration Statement on Form S-4 (File No. 333-124379), as amended (however, we do not incorporate by reference the financial statements and supporting schedules and notes thereto of Alterra and Brookdale);

  •
  ETOP's Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Ventas, Inc.'s Proxy Statement filed on April 5, 2006 for the 2006 Annual Meeting of Stockholders; and

  •
  The description of our common stock set forth in Ventas, Inc.'s Registration Statement on Form 8-A filed with the Commission on January 23, 1992.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  General Counsel
  Ventas, Inc.
  10350 Ormsby Park Place
  Suite 300
  Louisville, Kentucky 40223
  (502) 357-9000

        No separate financial statements of Ventas Realty or Ventas Capital have been included herein. It is not expected that Ventas Realty or Ventas Capital will file reports, proxy statements or other information under the Exchange Act with the Commission.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

$225,000,000

Ventas Realty, Limited Partnership
Ventas Capital Corporation

6 3/4% Senior Notes due 2017

Prospectus Supplement
September 12, 2006

Banc of America Securities LLC
Citigroup
Merrill Lynch & Co.
UBS Investment Bank
BMO Capital Markets
Deutsche Bank Securities
KeyBanc Capital Markets

QuickLinks

TABLE OF CONTENTS Prospectus Supplement
Prospectus
PROSPECTUS SUPPLEMENT SUMMARY
Ventas
Ventas Realty
Ventas Capital
Recent Developments
The Offering
RISK FACTORS
CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF NOTES
CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Table of Contents
ABOUT THIS PROSPECTUS
CAUTIONARY STATEMENTS
ABOUT THE REGISTRANTS
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF VENTAS, INC. COMMON STOCK
DESCRIPTION OF VENTAS, INC. PREFERRED STOCK
DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES
DESCRIPTION OF VENTAS, INC. WARRANTS
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF THE OFFERED SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE